                                 $109,375,000

                               CREDIT AGREEMENT

                         Dated as of December 31, 1997
                                      and
                   Amended and Restated as of June 25, 1999
                                      and
               Further Amended and Restated as of April 7, 2000

                                     among
                       Terra International (Canada) Inc.

                                  as Borrower
                          The Guarantors party hereto
                                      and
                           The Lenders Party Hereto
                                      and
                                Citibank, N.A.
                            as Administrative Agent
                             Bankers Trust Company
                            as Documentation Agent
                           Salomon Smith Barney Inc.

                       as Lead Arranger and Book Runner



                          Weil, Gotshal & Manges LLP
                               767 Fifth Avenue
                         New York, New York 10153-0119

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
Article I       Definitions, Interpretation And Accounting Terms.....................................   2
       Section 1.1          Defined Terms............................................................   2
       Section 1.2          Computation of Time Periods..............................................  26
       Section 1.3          Accounting Terms and Principles..........................................  26
       Section 1.4          Certain Terms............................................................  26
Article II      Amounts and  Terms of The Advances...................................................  27
       Section 2.1          The Advances.............................................................  27
       Section 2.2          Repayment................................................................  27
       Section 2.3          Termination of the Commitments...........................................  27
       Section 2.4          Optional Prepayments.....................................................  27
       Section 2.5          Interest.................................................................  28
       Section 2.6          Conversion and Continuation of Advances..................................  28
       Section 2.7          Increased Costs, Illegality, Etc.........................................  30
       Section 2.8          Payments and Computations................................................  31
       Section 2.9          Taxes....................................................................  33
       Section 2.1          Sharing of Payments, Etc.................................................  35
       Section 2.1          Criminal Rate of Interest................................................  36
       Section 2.1          Replacement of Lenders...................................................  36
Article III     Conditions To Restatement............................................................  37
       Section 3.1          Conditions Precedent.....................................................  37
       Section 3.2          Borrower's Collateral Confirmation.......................................  41
Article IV      Representations and Warranties.......................................................  41
       Section 4.1          Corporate Existence; Compliance with Law.................................  41
       Section 4.2          Corporate Power; Authorization; Enforceable Obligations..................  42
       Section 4.3          Ownership of Subsidiaries................................................  42
       Section 4.4          Financial Statements.....................................................  43
       Section 4.5          Material Adverse Change..................................................  43
       Section 4.6          Solvency.................................................................  43
       Section 4.7          Litigation...............................................................  44
       Section 4.8          Taxes....................................................................  44
       Section 4.9          Full Disclosure..........................................................  44
       Section 4.10         Margin Regulations.......................................................  45
       Section 4.11         No Burdensome Restrictions; No Defaults..................................  45

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
                                                                                                     ----

       Section 4.12         Investment Company Act; Public Utility Holding Company Act ..............  45
       Section 4.13         Use of Proceeds..........................................................  45
       Section 4.14         Insurance................................................................  45
       Section 4.15         Labor Matters............................................................  46
       Section 4.16         ERISA....................................................................  46
       Section 4.17         Environmental Matters....................................................  47
       Section 4.18         Intellectual Property....................................................  48
       Section 4.19         Title; Real Property.....................................................  48
       Section 4.20         Year 2000 Compliance.....................................................  49
       Section 4.21         Canadian and English Requirements........................................  49
       Section 4.22         Pari Passu Obligations...................................................  50
       Section 4.23         No Immunity..............................................................  50
       Section 4.24         Canadian Employee Benefit Plans..........................................  50
Article V       Financial Covenants..................................................................  51
       Section 5.1          Minimum Cash Flow........................................................  51
       Section 5.2          Capital Expenditures, Common Unit Purchases and Joint Venture
                            Investments..............................................................  52
Article VI      Reporting Covenants..................................................................  52
       Section 6.1          Financial Statements.....................................................  52
       Section 6.2          Default Notices..........................................................  54
       Section 6.3          Litigation...............................................................  54
       Section 6.4          Asset Sales..............................................................  54
       Section 6.5          SEC Filings; Press Releases..............................................  54
       Section 6.6          Labor Relations..........................................................  54
       Section 6.7          Tax Returns..............................................................  55
       Section 6.8          Insurance................................................................  55
       Section 6.9          ERISA Matters............................................................  55
       Section 6.10         Environmental Matters....................................................  55
       Section 6.11         Other Information........................................................  56
       Section 6.12         Material Documents.......................................................  56
       Section 6.13         Foreign Benefit Plans....................................................  57
Article VII     Affirmative Covenants................................................................  57

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
                                                                                                     ----
       Section 7.1          Preservation of Corporate Existence, Etc.................................  57
       Section 7.2          Compliance with Laws, Etc................................................  57
       Section 7.3          Conduct of Business......................................................  57
       Section 7.4          Payment of Taxes, Etc....................................................  57
       Section 7.5          Maintenance of Insurance.................................................  57
       Section 7.6          Access...................................................................  58
       Section 7.7          Keeping of Books.........................................................  58
       Section 7.8          Maintenance of Properties, Etc...........................................  58
       Section 7.9          Application of Proceeds..................................................  58
       Section 7.10         Environmental............................................................  59
       Section 7.11         Additional Collateral and Guaranties; Further Assurances.................  59
       Section 7.12         Cash Collateral Accounts and Cash Management System......................  61
       Section 7.13         Real Estate..............................................................  63
       Section 7.14         Hedging Contracts........................................................  64
Article VIII    Negative Covenants...................................................................  64
       Section 8.1          Indebtedness.............................................................  64
       Section 8.2          Liens, Etc...............................................................  65
       Section 8.3          Investments..............................................................  66
       Section 8.4          Sale of Assets...........................................................  67
       Section 8.5          Restricted Payments......................................................  68
       Section 8.6          Restriction on Fundamental Changes.......................................  69
       Section 8.7          Change in Nature of Business.............................................  70
       Section 8.8          Transactions with Affiliates.............................................  70
       Section 8.9          Restrictions on Subsidiary Distributions; No New Negative Pledge.........  70
       Section 8.10         Modification of Constituent Documents....................................  70
       Section 8.11         Modification of Material Documents.......................................  71
       Section 8.12         Subordinated Debt........................................................  71
       Section 8.13         Accounting Changes; Fiscal Year..........................................  71
       Section 8.14         Margin Regulations.......................................................  71
       Section 8.15         Operating Leases; Sale/Leasebacks........................................  71
       Section 8.16         Cancellation of Indebtedness Owed........................................  71

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
                                                                                                     ----
       Section 8.17         No Speculative Transactions..............................................  72
       Section 8.18         Compliance with ERISA and Foreign Plans..................................  72
       Section 8.19         Environmental............................................................  72
       Section 8.20         Payments to Minority Interests...........................................  72
Article IX      Events of Default and Events of Failure..............................................  72
       Section 9.1          Events of Default........................................................  72
       Section 9.2          Remedies.................................................................  74
       Section 9.3          Rescission...............................................................  75
       Section 9.4          Events of Failure........................................................  75
Article X       The Guarantee........................................................................  75
       Section 10.1         The Guarantee............................................................  75
       Section 10.2         Obligations Unconditional................................................  76
       Section 10.3         Reinstatement............................................................  77
       Section 10.4         Subrogation..............................................................  77
       Section 10.5         Remedies.................................................................  77
       Section 10.6         Instrument for the Payment of Money......................................  77
       Section 10.7         Continuing Guarantee.....................................................  77
       Section 10.8         Rights of Contribution...................................................  77
       Section 10.9         General Limitation on Guarantee Obligations..............................  78
Article XI       The Administrative Agent............................................................  78
       Section 11.1         Authorization and Action.................................................  78
       Section 11.2         Administrative Agent's Reliance, Etc.....................................  79
       Section 11.3         The Administrative Agent Individually....................................  80
       Section 11.4         Lender Credit Decision...................................................  80
       Section 11.5         Indemnification..........................................................  80
       Section 11.6         Successor and Co-Administrative Agents...................................  80
       Section 11.7         Concerning the Collateral and the Collateral Documents...................  81
       Section 11.8         Collateral Matters Relating to Related Obligations.......................  82
Article XII      Miscellaneous.......................................................................  83
       Section 12.1         Amendments, Waivers, Etc.................................................  83
       Section 12.2         Assignments and Participations...........................................  85
       Section 12.3         Costs and Expenses.......................................................  87

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                     Page
                                                                                                     ----
       Section 12.4         Indemnities..............................................................  88
       Section 12.5         Limitation of Liability..................................................  89
       Section 12.6         Right of Set-off.........................................................  89
       Section 12.7         Notices, Etc.............................................................  89
       Section 12.8         No Waiver; Remedies......................................................  90
       Section 12.9         Binding Effect...........................................................  91
       Section 12.10        Governing Law............................................................  91
       Section 12.11        Submission to Jurisdiction; Service of Process...........................  91
       Section 12.12        Waiver of Jury Trial.....................................................  92
       Section 12.13        No Immunity..............................................................  92
       Section 12.14        Judgment Currency........................................................  92
       Section 12.15        Marshaling; Payments Set Aside...........................................  93
       Section 12.16        Section Titles...........................................................  93
       Section 12.17        Execution in Counterparts................................................  93
       Section 12.18        Entire Agreement.........................................................  93
       Section 12.19        Confidentiality..........................................................  93
       Section 12.20        Refund of Tax Credits....................................................  93

                                   Schedules

Schedule I           Applicable Lending Offices and Addresses for Notices
Schedule II     -    Projections
Schedule 4.2    -    Consents
Schedule 4.3    -    Ownership of Subsidiaries
Schedule 4.4    -    Pro Forma Balance Sheet
Schedule 4.7    -    Litigation
Schedule 4.8    -    Taxes
Schedule 4.15   -    Labor Matters
Schedule 4.16   -    List of Plans
Schedule 4.17   -    Environmental Matters
Schedule 4.19   -    Real Property
Schedule 7.12   -    Accounts
Schedule 8.1    -    Existing Indebtedness
Schedule 8.2    -    Existing Liens
Schedule 8.3    -    Existing Investments

                               TABLE OF CONTENTS
                                  (continued)

                                    Exhibits

Exhibit A      -          Form of Assignment and Acceptance
Exhibit B      -          Form of Note
Exhibit C      -          Forms of Opinions of Counsel for the Loan Parties
Exhibit D      -          Form of Loan Purchase Agreement
Exhibit E      -          Form of Pledge and Security Agreement
Exhibit F      -          Form of Intercreditor Agreement
Exhibit G      -          Form of UK Debenture
Exhibit H      -          Form of UK Assignment and Subordination Agreements
Exhibit I      -          Form of Terra Canada Junior General Security Agreement

          Credit Agreement, dated as of April 7, 2000, among Terra International (Canada), Inc., an Ontario corporation (the "Borrower"), each of the corporations and limited partnerships defined below as guarantors (the "Guarantors"), each of the Lenders (as defined below) and Citibank, N.A. ("Citibank"), as agent for the Lenders (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H:

          Whereas, the Borrower, certain of the Guarantors, the Existing Lenders (as defined below) and the Administrative Agent are parties to a Credit Agreement dated as of December 31, 1997 and amended and restated as of March 31, 1998 and June 25 ,1999 (as in effect on the date hereof, the "Existing Credit Agreement") pursuant to which the Existing Lenders made Advances (as defined below) to the Borrower on December 31, 1997 in an aggregate principal amount equal to $125,000,000; and

          Whereas, the Borrower has requested that the Lenders amend and restate the Existing Credit Agreement, among other things (i) to modify certain covenants contained therein and (ii) to make certain other changes to the Existing Credit Agreement and the other Loan Documents, all on the terms and conditions set forth herein, it being the intention of the parties hereto that
(i) the Advances outstanding under the Existing Credit Agreement on the Restatement Date (as defined below) shall continue and remain outstanding and not be repaid on the Restatement Date and (ii) the amendment and restatement of the Existing Credit Agreement evidenced hereby shall not establish a new debt obligation in substitution for, or a novation of, such outstanding Advances; and

          Whereas, effective immediately prior to the Restatement Date, the Existing Lenders entered into an Assignment and Acceptance pursuant to which the Existing Lenders assigned to the Lenders party hereto and such Lenders purchased all of the Existing Lenders' rights under the Existing Credit Agreement, including, without limitation, all of the Existing Lenders' rights in respect of the Advances; and

          Whereas, on the Restatement Date (as defined below) Terra Capital, Inc., Terra Nitrogen (U.K.) Limited and Terra Nitrogen, Limited Partnership, the lenders and issuers party thereto and Citibank, as Administrative Agent shall have entered into a Revolving and Term Credit Agreement (the "Revolving and Term Credit Agreement"), pursuant to which, among other things, the Amended and Restated Revolving and Term Credit Agreement dated as of June 25, 1999 among Terra Capital, Inc., certain guarantors, certain lenders and issuing banks and Citibank, as Administrative Agent, is to be refinanced in full (and terminated) from proceeds of loans made under the Revolving and Term Credit Agreement;

          Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree that the Existing Credit Agreement shall (subject to the satisfaction of the conditions precedent specified in Article III) be amended and restated in its entirety to read as set forth herein:

                                   ARTICLE I

               Definitions, Interpretation And Accounting Terms

          Section 1.1.    Defined Terms.  As used in this Agreement, the
                          -------------
following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Terms not otherwise defined in this Agreement have the meanings given in the Revolving and Term Credit Agreement:

          "Account Triggering Event" means (a) with respect to the Borrower, the occurrence of a Default (relating to the matters referred to in sections 9.1(f) or (g)), an Event of Default, or a Liquidity Event of Failure and (b) with respect to Terra UK, the occurrence of a Default (relating to the matters referred to in sections 9.1(f) or (g) of the Revolving and Term Credit Agreement), an Event of Default (as defined in the Revolving and Term Credit Agreement), a Liquidity Event of Failure or any of the events specified in Clause 5.3 of the Debenture.

          "Administrative Agent" has the meaning specified in the preamble to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained at it office at 2 Penns Way, Suite 200, New Castle, Delaware 19720, Account No. 368 52248, Attention: Annemarie Pavco, or such other account maintained by the Administrative Agent as may be designated by it as such by written notice to the Borrower and the Lenders.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Credit Agreement.

          "Ammonium Nitrate Hedging Agreement" means an agreement dated December 31, 1997 between ICI Chemicals and Polymers Limited and the Borrower pursuant to which the Borrower agrees to pay certain amounts to ICI Chemicals and Polymers Limited by reference to ammonium nitrate prices.

          "Advances" has the meaning given in Section 2.1

          "Anglo American" means Anglo American plc, a company incorporated in England and Wales with company number 03564138.

          "Anticipated Corporate Reorganization Transactions" means the dissolution of Beaumont Methanol, substantially in accordance with the reorganization structure set forth in Part II of Schedule 4.3, provided, however, that 100% of the assets thereof shall continue to be beneficially owned (directly or indirectly) by Terra Capital.

          "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Advance, and its Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means (a) during the period commencing on the Restatement Date and ending on the first anniversary of the Restatement Date, with respect to the Advances maintained as (i) Base Rate Advances, a rate equal to 2.25% per annum and (ii) Eurodollar Rate Advances, a rate equal to 3.25% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Advance and the then applicable Leverage Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to
Section 6.1) set forth below:

----------------------------------------------------------
                            Base Rate      Eurodollar Rate
   Leverage Ratio            Advances          Advances
----------------------------------------------------------
Greater than 5.0 to 1          2.25%             3.25%

----------------------------------------------------------
Less than or equal             2.00%             3.00%
 to 5.0 to 1 and
 greater than 4.0
 to 1
----------------------------------------------------------
Less than or equal             1.75%             2.75%
 to 4.0 to 1
----------------------------------------------------------

Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Advances one Business Day after delivery by the Borrower to the Administrative Agent of new consolidated financial statements pursuant to Section 6.1(b) for each of the first three Fiscal Quarters of each Fiscal Year and Section 6.1(c) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrower shall fail to deliver such financial statements within the time periods specified in Section 6.1(b) or (c), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrower deliver to the Administrative Agent such financial statements shall equal the highest Applicable Margin set forth above.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Asset Sale" has the meaning specified in Section 8.4.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A.

          "Bailee's Letter" means a letter in form and substance acceptable to the Administrative Agent executed by any Person (other than a Loan Party) who is in possession of Inventory on behalf of an Obligor pursuant to which such Person acknowledges, among other things, the Collateral Agent's Lien with respect thereto.

          "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (i) 0.5% per annum plus (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar non personal time deposits in the United States, plus (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

          (c) the sum of (i) 0.5% per annum plus (ii) the Federal Funds Rate. "Base Rate Advance" means any Advance that bears interest as provided in Section 2.5(a)(i).

          "Beaumont Ammonia" means Beaumont Ammonia, Inc., a Delaware corporation and Subsidiary of Terra UK Holdings.

          "Beaumont Holdings" means Beaumont Holdings Corporation, a Delaware corporation and wholly owned Subsidiary of BMCH.

          "Beaumont Methanol" means Beaumont Methanol, Limited Partnership, a Delaware limited partnership.

          "BMCH" means BMC Holdings, Inc., a Delaware corporation.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and Toronto, Ontario, Canada and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the

Eurodollar Rate or any Eurodollar Rate Advances, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Canada" means the federal government of Canada and any agency, ministry or board thereof.

          "Canadian Dollars" means the lawful money of Canada.

          "Canadian Employee Benefit Plan" means any employee benefit, pension, retirement or other equivalent or analogous plan or program established or maintained by the Borrower or any of its Canadian Subsidiaries.

          "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

          "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

          "Cash Collateral Account" means the bank accounts identified as such on Schedule 7.12 and each other account maintained from time to time by any Loan Party with Citibank and designated a cash collateral account by Citibank.

          "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government, the United Kingdom government or the Canadian government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, (d) Canadian Dollar denominated banker's acceptances of Canadian banks, and Canadian dollar denominated commercial paper, rated at least R1-mid by Dominion Bond Rating Service and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses
(a) through (c) above, (ii) has net assets of not less than $500,000,000 and
(iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) and
(d) above shall not exceed 1 year and in clauses (b) and (c) above shall not exceed 270 days.

          "Cash Flow" means, with respect to Terra Industries and its Subsidiaries for any period, an amount equal to EBITDA of Terra Industries and its Subsidiaries for such period minus, to the extent not reflected in the calculation of EBITDA, the sum of (i) TNCLP Minority Interest Payments and (ii) provided such net cash amount is greater than zero, cash (net of cash in-flows in respect thereof) used to finance obligations of discontinued operations of Terra Industries and its Subsidiaries.

          "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of a greater percentage of the issued and outstanding Voting Stock of Terra Industries than that held directly or indirectly by Anglo American; (b) Anglo American shall cease to own beneficially at least 20% of the issued and outstanding Voting Stock of Terra Industries; or
(c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Terra Industries (together with any new directors whose election by the board of directors of Terra Industries or whose nomination for election by the stockholders of Terra Industries was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; provided, however, that the appointment of any directors which are nominated by Anglo American in replacement of then existing directors which were nominated by Anglo American shall not itself constitute a Change of Control.

          "Citibank" has the meaning specified in the preamble to this Agreement.

          "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

          "Collateral Agent" has the meaning specified in the Intercreditor Agreement.

          "Collateral Documents" means the Terra Canada Security Documents, the Pledge and Security Agreement, the Debenture, the Mortgages, the Intercreditor Agreement, the Terra UK Share Mortgage, the Junior Collateral Documents and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations.

          "Common Units" means the common units issued and outstanding under the Agreement of Limited Partnership dated as of December 4, 1991 of TNCLP.

          "Compliance Certificate" has the meaning specified in Section 6.1(d).

          "Consolidated Net Income" means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, and (c) any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

          "Constituent Documents" means, with respect to any Person, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (ii) the by-laws (or the equivalent governing documents) of such Person and (iii) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "Continuation", "Continue" and "Continued" each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.6

          "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding any Loan Document but including any Material Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.6.

          "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

          (a) Liens with respect to the payment of taxes, customs duties, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialman, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

          (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

          (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

          (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business;

          (g) expired financing statements and financing statements filed for precautionary purposes in respect of operating leases; and

          (h) Liens in favor of banks which arise under Article 4 of the New York UCC on items in collection and documents relating thereto and proceeds thereof.

          "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) and (b) of the definition of "Indebtedness" by Terra Industries or any of its Subsidiaries.

          "Debenture" means the English law Debenture dated as of the Restatement Date, substantially in the form of Exhibit G, executed by Terra UK in favor of the Collateral Agent.

          "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

          "Disbursement Accounts" means the bank accounts identified as such on
Schedule 7.12 and each other account maintained from time to time by the Borrower, Terra Capital, Terra UK and TNLP with a bank acceptable to the Administrative Agent for the purposes of paying disbursements.

          "Dollar Equivalent" means with respect to any amount denominated in a currency other than Dollars, at the time of determination thereof, the equivalent of such currency in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such other currency.

          "Dollars" and the sign "$" each mean the lawful money of the United States of America.

          "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Domestic Subsidiary" means any Subsidiary of Terra Industries organized under the laws of any state of the United States of America or the District of Columbia.

          "EBITDA" means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) interest expense including net costs under Interest Rate Contracts,
(iii) loss from extraordinary items, (iv) any aggregate net loss from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash loss or other items, (vi) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (vii) income allocation to minority interests minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains or other items and (vi) loss allocation to minority interests.

          "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans including, with respect to any proposed assignment of all or a portion of a Lender's Commitment, revolving loans, and having total assets in excess of $250,000,000 or, to the extent assets are less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrower; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

          "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation or protection of occupational health and safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.
(S) 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. (S) 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. (S) 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. (S) 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.
(S) 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.
(S) 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.
(S) 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. (S) 300f et seq.); the Environmental Protection Act (Ontario); the Canadian Environmental Protection Act; the Ontario Water Resources Act; and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann.
(S) 13:1K-6 et seq.) and any similar or equivalent Requirement of Law of any relevant jurisdiction.

          "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "Equity Issuance" means the issue or sale of any Stock of Terra Industries, any Loan Party or any Subsidiary of any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Material Subsidiaries within the meaning of Section 414
(b), (c), (m) or (o) of the Code.

          "ERISA Event" means (i) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan as to which the 30 day notice requirement has not been waived under applicable regulations; (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) notice of reorganization or insolvency of a Multiemployer Plan; (v) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (vi) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vii) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (viii) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (ix) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

          "Eurodollar Base Rate" means the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurodollar Base Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of Citibank in

London to major banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan of Citibank for a period equal to such Interest Period.

          "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.5(a)(ii).

          "Event of Default" has the meaning specified in Section 9.1.

          "Event of Failure" means any of the events described in Section 9.4.

          "Existing Advances" means the "Advances" under, and as defined in, the Existing Credit Agreement outstanding as of the Restatement Date as specified in
Section 2.1

          "Existing Credit Agreement" has the meaning specified in the preamble to this Agreement.

          "Existing Lender" means each Person that is a "Lender" party to the Existing Credit Agreement on the Restatement Date.

          "Existing Notes" means the "Notes" under, and as defined in, the Existing Credit Agreement outstanding on the Restatement Date.

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the applicable Loan Party, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

          "Financial Statements" means the financial statements of Terra Industries and its Subsidiaries delivered in accordance with Sections 4.4 and 6.1.

          "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the twelve month period ending on December 31.

          "Foreign Plans" means each Canadian Employee Benefit Plan and each other retirement plan (including any statutory severance obligation requiring a payment upon an employee's termination of employment for any reason other than "cause" based upon an employee's length of service) which is not subject to reporting in accordance with GAAP and Financial Accounting Standard Bulletin No. 87 or 106 and as to which Terra Industries or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantor" means Terra Industries and each of its Subsidiaries listed as a "Guarantor" on the signature pages hereto (other than, until such time as it becomes directly, or indirectly, a wholly-owned subsidiary of Terra Industries, TNLP).

          "Guaranty" means each guaranty executed, or given pursuant to Section 10.1, by the Guarantors and any other guaranty which may be executed by a Loan Party from time to time in respect of the Obligations of Terra Canada.

          "Guaranteed Obligations" has the meaning specified in Section 10.1.

          "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

          "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables and accrued expenses incurred in the ordinary course of business which are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations and Major Operating Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and
(j) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles as such terms are defined in the New York UCC) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Indemnitees" has the meaning specified in Section 12.4.

          "Indentures" means the 10-3/4% Senior Note Indenture dated October 15, 1993 between Terra Industries (as successor to AMCI) and Society National Bank and the 10-1/2% Senior Note Indenture dated June 22, 1995 between Terra Industries and First Trust National Association.

          "Instrument" means any "instrument," as such term is defined in
Section 9-105(1)(i) of the New York UCC, now owned or hereafter acquired by any Loan Party other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

          "Intercompany Indebtedness" means Indebtedness owed by Terra Industries or one of its Subsidiaries to Terra Industries or one of its Subsidiaries.

          "Intercreditor Agreement" means the amended and restated collateral agency and intercreditor agreement substantially in the form of Exhibit F among certain Loan Parties, the Administrative Agent, the Revolving and Term Administrative Agent, the Collateral Agent and certain Lenders.

          "Interest Period" means, in the case of any Eurodollar Rate Advance,
(a) initially, the period commencing on the date such Eurodollar Rate Advance is made or on the date of Conversion of a Base Rate Advance to such Eurodollar Rate Advance and ending one, two, three or six months thereafter, as selected by a Borrower in its notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.6 (a) or (c), and (b) thereafter, if such Advance is Continued, in whole or in part, as a Eurodollar Rate Advance pursuant to Section 2.6(c), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.6; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Advances are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (iii) no Borrower may select any Interest Period that ends after the Maturity Date;

               (iv) there shall be outstanding at any one time no more than three Interest Periods in the aggregate; and

               (v) the Borrower may not select any Interest Period in respect of Advances having an aggregate principal amount of less than $5,000,000.

          "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (d) any deposit with a financial institution.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Junior Collateral Documents" means (i) in respect of TNLP's obligations for the TNLP Debt, the Junior Pledge and Security Agreement (substantially in the form of Exhibit E-2) and related junior mortgages, each dated as of the Restatement Date among TNLP, Terra Capital and the Collateral Agent, (ii) in respect of Terra UK's obligations for the Terra UK Debt, the debenture dated December 31, 1997 executed by Terra UK in favor of Terra UK Holdings and the related Assignment Agreement and Subordination Agreement (substantially in the form of Exhibits H-1 and H-2) each dated as of the Restatement Date among Terra UK Holdings, Terra UK and the Collateral Agent and
(iii) in respect of the Terra Canada Junior Guaranty, the Junior General Security Agreement (substantially in the form of Exhibit I) and related junior mortgages each dated as of the Restatement Date among Terra Canada, Terra UK Holdings and the Collateral Agent, each of the foregoing being assigned to the Collateral Agent.

          "Junior Loan Documents" means (i) in respect of the TNLP Debt, an amended and restated demand promissory note dated the date hereof issued by TNLP in favor of Terra Capital and (ii) in respect of the Terra UK Debt, a credit agreement dated December 31, 1997 between Terra UK as borrower and Terra UK Holdings as lender and a promissory note dated December 31, 1997 and amended and restated on the date hereof issued by Terra UK in favor of Terra UK Holdings and the Terra Canada Junior Guaranty dated the date hereof,. each of the foregoing being assigned to the Collateral Agent.

          "Landlord Waiver" means a letter in form and substance reasonably acceptable to the Administrative Agent, executed by a landlord in respect of Inventory of any Borrowing Base Contributor located at any leased premises of such Borrowing Base Contributor pursuant to which such landlord, among other things, waives or subordinates any Lien such landlord may have in respect of such Inventory.

          "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Lender" means each financial institution or other entity that (a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes party hereto by execution of an Assignment and Acceptance.

          "Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) Indebtedness of the type specified in clauses (a), (b), (d), (e),
(f) and (h) of the definition of "Indebtedness" of such Person as of the last day of such period to (b) Cash Flow for such Person for such period.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor but excluding any right of set-off.

          "Liquidity Event of Failure" means any time at which the aggregate Available Credit (as defined in the Revolving and Term Credit Agreement) has been less than $10,000,000 for at least five successive days.

          "Loan Documents" means, collectively, this Agreement, any Notes, each Guaranty, the Fee Letter, the Revolving and Term Credit Agreement, the Loan Documents (as defined in the Revolving and Term Credit Agreement, the Loan Purchase Agreement, each Assignment and Acceptance, the Collateral Documents, the Junior Loan Documents and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

          "Loan Party" means the Borrower, each Guarantor and each other Subsidiary of Terra Industries that executes and delivers a Loan Document.

          "Loan Purchase Agreement" means the Loan Purchase Agreement dated as of the Restatement Date between the Administrative Agent and Terra Industries in substantially the form of Exhibit D.

          "Lockbox" has the meaning specified in the Lockbox Agreement.

          "Lockbox Accounts" means each bank account identified as such on
Schedule 7.12 and such other receivables collection accounts from time to time maintained with a bank acceptable to the Administrative Agent and subject to a Lockbox Agreement.

          "Lockbox Agreement" means, with respect to any Loan Party, the agreement between each financial institution with which such Loan Party shall have established a Lockbox Account (or any deposit or other account into which proceeds of Accounts are deposited) and the

Administrative Agent, substantially in the form of Annex I to the Pledge and Security Agreement (with such changes thereto as are satisfactory to the Administrative Agent), as such agreements may be amended from time to time in accordance with the terms thereof.

          "Major Operating Lease Obligations" means, in respect of any Person, all obligations of such Person under an operating lease to pay required termination payments or like payments in an amount exceeding $7,000,000 and in an amount at least equal to 75% of the original acquisition cost of the property leased thereunder.

          "Management Agreements" means each management agreement between Terra Industries and/or any of its Subsidiaries and other Persons providing for the performance by Terra Industries or any such Subsidiary of certain treasury, purchasing, legal and/or other services for its Subsidiaries and such other Persons, or such agreements are in effect from time to time.

          "Material Adverse Change" means a material adverse change in any of
(a) the business, condition (financial or otherwise), operations, performance or properties of the Borrower, individually, or Terra Industries and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents (except as expressly permitted hereby or thereby),
(d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents, or (e) the rights and remedies of the Administrative Agent, the Collateral Agent or the Lenders under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, (i) at any time up to and including the Restatement Date, a Pre-Closing Material Adverse Change or (ii) at any time following the Restatement Date, a Material Adverse Change.

          "Material Documents" means the Management Agreements, the Indentures, the Ammonium Nitrate Hedging Agreement and the sale and leaseback agreement entered into pursuant to the Permitted Sale Leaseback Transaction (if any).

          "Material Subsidiary" means, at any time, the Borrower, TNCLP, TNLP, each Guarantor and any direct or indirect Subsidiary of Terra Industries owning at least $500,000 of assets or generating at least $100,000 gross income for the Fiscal Year of Terra Industries most recently ended.

          "Maturity Date" means January 2, 2003 or, if such date is not a Business Day, the next succeeding Business Day.

          "Mortgage" means a mortgage, deed of trust or other real estate security document made or required herein to be made by any Loan Party, pursuant to which such Loan Party grants to the Collateral Agent a first priority Lien (subject only to Customary Permitted Liens) on Real Property .

          "Mortgagee Waiver" means a letter in form and substance reasonably acceptable to the Administrative Agent, executed by a mortgagee in respect of Inventory of any Borrowing Base Contributor located at any mortgaged premises of such Borrowing Base Contributor.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Terra Industries, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "Net Cash Proceeds" means (a) proceeds received by Terra Industries or its Subsidiaries after the Restatement Date in cash or Cash Equivalents from any Asset Sale, other than Asset Sales permitted under clauses (a) through (e) of
Section 8.4, net of (x) the reasonable cash costs of sale, assignment or other disposition, (y) taxes paid or payable within 22 months of the date of such Asset Sale as a result thereof (provided, however, that any such taxes which are so payable shall be deposited in a Cash Collateral Account acceptable to the Administrative Agent pending payment) and (z) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that the evidence of each of (x),
(y) and (z) are provided to the Administrative Agent in form and substance satisfactory to it; (b) proceeds of insurance (net of (i) reasonable expenses incurred directly in the collection thereof and (ii) (to the extent permitted hereby) contractually required payments of Indebtedness (other than the Obligations) secured by a Lien on the insured property (that is prior to any Lien granted under the Collateral Documents)) on account of the loss of or damage to any such assets or property, and payments of compensation for any such assets or property taken by expropriation, condemnation or eminent domain, to the extent such proceeds or payments exceed $2,000,000 in the aggregate; and (c) proceeds received after the Restatement Date by Terra Industries or its Subsidiaries in cash or Cash Equivalents from (i) any Equity Issuance (other than any such issuance of common Stock of Terra Industries occurring in the ordinary course of business to any director, member of the management or employee of Terra Industries or its Subsidiaries), or (ii) any Debt Issuance (except for Indebtedness permitted under clauses (c) through (j) of Section 8.1), in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that evidence of such costs is provided to the Administrative Agent.

          "Non-Material Real Property" means any parcel of real property which has an open market value (as reasonably determined by the Borrower) of less than $500,000 or (if leasehold) the lease rental payments in respect thereof are less than $500,000 per annum.

          "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

          "Note" means a promissory note of the Borrower payable to the order of any Lender in substantially the form of Exhibit B as amended from time to time.

          "Obligations" means the Advances, the Loans, the Letter of Credit Obligations, and all other advances, debts, liabilities, obligations, covenants and duties owing by the Loan Parties to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document or under or in respect of any credit cards issued for the account of such Person by the Administrative Agent or any of its Affiliates, by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction, Hedging Contract or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money. The term "Obligations" includes all letter of credit, cash management and other fees and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Loan Parties under this Agreement or any other Loan Document and all obligations of the Loan Parties to cash collateralize Letter of Credit Obligations.

          "Obligors" means the Borrower and the Guarantors.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

          "Permitted Sale Leaseback Transaction" means a sale and leaseback transaction pursuant to which certain of Terra Capital's US wholly-owned nitrogen facilities are sold and leased back by Terra Capital or one of its Subsidiaries, the terms of which (including those relating to covenants, defaults and intercreditor arrangements) are satisfactory to the Administrative Agent.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

          "Pledge and Security Agreement" means the Pledge and Security Agreement dated as of the Restatement Date, in substantially the form of Exhibit E-1, among Terra Industries, Terra Capital, TNLP, each Guarantor that is a Domestic Subsidiary and the Collateral Agent.

          "Port Neal" means Port Neal Corporation, a Delaware corporation.

          "Post-Default Rate" means a rate per annum equal to 2% plus the Applicable Margin plus the Base Rate as in effect from time to time.

          "Pre-Closing Material Adverse Change" means a material adverse change in any of (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower individually, or Terra Industries and its Subsidiaries, taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents, or (e) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

          "Pro Forma Balance Sheet" has the meaning specified in Section 4.4(d).

          "Projections" means (i) up until the delivery of any update or restatement thereof pursuant to Section 6.1(e), those financial projections contained in Schedule II, covering the Fiscal Years ending in 2000 through 2002, or (ii) thereafter, the most recent update or restatement of such projections delivered pursuant to Section 6.1(e).

          "Pro Rata Share" of any amount means, respect to any Lender at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Advances and the denominator of which is the aggregate Advances at such time, multiplied by (b) such amount.

          "Purchase Event" means the occurrence of any of the following:

          (a) any Subsidiary of Terra Industries has any outstanding Indebtedness owing to Terra Industries or any of its Subsidiaries, other than Indebtedness permitted to be outstanding under Section 8.1 (except clause (l) thereof); or

          (b) Liens on or with respect to any property of any Subsidiary of Terra Industries have been created in favor of Terra Industries or any of its Subsidiaries, other than Liens permitted under Section 8.2 (except clause (j) thereof); or

          (c) any Subsidiary of Terra Industries has made any Investments in Terra Industries or any of its Subsidiaries, other than Investments permitted under Section 8.3 (except clause (n) thereof); or

          (d) any Subsidiary of Terra Industries has sold, transferred or otherwise disposed of any of its property to Terra Industries or any of its Subsidiaries, other than sales, transfers or other dispositions permitted under Section 8.4 (except clause (h) thereof); or

          (e) Terra Industries or any of its Subsidiaries receive, declare, order, pay, make or set apart any Restricted Payment other than Restricted Payments permitted under Section 8.5 (except clause (e) thereof).

          "Qualifying Lender" means:

          (a) a bank as defined in (S) 840A for the purposes of (S) 349(3)(a) of the UK Income and Corporation Taxes Act 1988 which is within the charge to United Kingdom corporation tax in respect of payments of interest received by it under this agreement and which is beneficially entitled to such interest; or

          (b) a bank, financial institution or corporation which is resident in a country with which the United Kingdom has a double-taxation treaty under which that bank, financial institution or corporation is entitled to receive principal, interest and fees under this agreement without withholding of United Kingdom Income Tax.

          "Quarterly Dates" means March 31, June 30, September 30 and December 31 in each year, the first of which shall be the first such day after the Restatement Date, provided, however, that, if any such day is not a Business Day, the relevant Quarterly Date shall be the immediately preceding Business Day.

          "Real Property" means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by any Loan Party or any of its Subsidiaries (the "Land"), together with the right, title and interest of such Loan Party or Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

          "Register" has the meaning specified in Section 12.2(c).

          "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Release of any Contaminant in the environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Requirement of Law" means, with respect to any Person, all federal, state, local, provincial and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Required Lenders" means the Requisite Current Asset Lenders and the Requisite Fixed Asset Lenders.

          "Requisite Lenders" means those Lenders, Revolving Credit Lenders and Term Loan Lenders (other than the Guaranteed Fixed Asset Lender) having more than fifty percent (50%) of the aggregate outstanding amount of (i) the aggregate outstanding principal amount of the Advances, (ii) the aggregate Revolving Credit Commitments or, after the Revolving Credit Termination Date, the aggregate Revolving Credit Outstandings and (iii) the aggregate outstanding principal amount of the Term Loans (other than the Guaranteed Fixed Asset Portion). Prior to the Revolving Credit Termination Date, a Non-Funding Lender shall not be included in the definition of "Requisite Lenders."

          "Requisite Fixed Asset Lenders" has the meaning specified in the Revolving and Term Credit Agreement.

          "Requisite Current Asset Lenders" means the Lenders and Revolving Credit Lenders having more than fifty percent (50%) of the aggregate outstanding amount of (i) the principal outstanding amount of the Advances and (ii) the Revolving Credit Commitments or, after the Revolving Credit Termination Date, the Revolving Credit outstandings. Prior to the Revolving Credit Termination Date a Non-Funding Lender shall not be included in the calculation of "Requisite Current Asset Lenders."

          "Responsible Officer" means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

          "Restatement Date" has the meaning assigned to such term in Section
3.1.

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of Terra Industries or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of Terra Industries or any of its Subsidiaries now or hereafter outstanding other than one payable solely to Terra Industries and/or one or more Subsidiary Guarantors or any cashless exercise of warrants or options in respect of the foregoing, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt, other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

          "Revolving and Term Administrative Agent" means the Administrative Agent as defined in the Revolving and Term Credit Agreement.

          "Revolving Credit Borrowers", "Revolving Credit Lender", Revolving Credit Outstandings" and "Revolving Credit Termination Date" all have the meanings specified in the Revolving and Term Credit Agreement.

          "Secured Parties" means the Lenders, the Issuers, the Lenders (as defined in the Revolving and Term Credit Agreement), the Administrative Agent, the Revolving and Term Administrative Agent, the Collateral Agent, each other Secured Party (as defined in the Intercreditor Agreement) and any other holder of any of the Obligations.

          "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Sterling" and "(Pounds)" means the lawful money of the United
Kingdom.

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

          "Subordinated Debt" means (a) Indebtedness under the Indentures and
(b) all other Indebtedness of Terra Industries or its Subsidiaries which is subordinated in right of payment to the prior payment in full of the Advances.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity (a) of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person, or (b) the ordinary power to appoint the majority of the members of the board of directors, managers, trustees or other controlling Person of which is held by such Person and/or one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary of the Borrower which has guaranteed all of the Borrower's Obligations.

          "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary Tax Returns.

          "Tax Return" has the meaning specified in Section 4.8(a).

          "Taxes" has the meaning specified in Section 2.9(a).

          "Term Loan" and "Term Loan Lender" have the meanings specified in the Revolving and Term Credit Agreement.

          "Terra Canada Junior Guaranty" means the Junior Guaranty, dated as of the Restatement Date, executed by the Borrower in favor of Terra UK Holdings in respect of the Terra UK Debt and assigned to the Collateral Agent.

          "Terra Canada Mortgage" means the collateral charge dated December 31, 1997 in favor of the Collateral Agent covering (inter alia) the Borrower's Courtright, Ontario manufacturing facility.

          "Terra Canada Security Agreement" means the General Security Agreement dated December 31, 1997 between the Borrower and the Collateral Agent.

          "Terra Canada Security Documents" means, collectively, the Terra Canada Security Agreement, the Terra Canada Mortgage and each security agreement or other grant of security now or hereafter made by the Borrower to secure any of the Obligations hereunder and under the other Loan Documents, and all recordings, registrations and other filings required by this Agreement or any of the foregoing to be filed with respect to the Liens created pursuant thereto.

          "Terra Capital" means Terra Capital, Inc., a Delaware corporation.

          "Terra Capital Holdings" means Terra Capital Holdings, Inc., a Delaware corporation.

          "Terra Oklahoma" means Terra International (Oklahoma) Inc., a Delaware corporation and a wholly owned Subsidiary of TI.

          "Terra UK" means Terra Nitrogen (U.K.) Limited, a company incorporated in England and Wales.

          "Terra UK Customer Debt" means Indebtedness for borrowed money of a customer of Terra UK owing to Capital Bank Plc or another financial institution in the United Kingdom, provided that:

               (a) such customer uses the entire principal proceeds of such Indebtedness to pay for goods and services purchased from Terra UK;

               (b) such customer is required to repay such Indebtedness in full within 12 months of the date on which such Indebtedness is incurred;

               (c) in the reasonable opinion of Terra UK, such customer is creditworthy; and

               (d) it is a condition of the extension of credit by Capital Bank Plc (or such other financial institution) to such customer that Terra UK guarantee a portion of such Indebtedness.

          "Terra UK Debt" means Intercompany Indebtedness, in a principal amount of $175,000,000 (which amount may be reduced by a prepayment of $40,000,000 on the Restatement Date), owed by Terra UK to Terra UK Holdings.

          "Terra UK Holdings" means Terra (U.K.) Holdings, Inc., a Delaware corporation and a direct Subsidiary of Beaumont Methanol.

          "Terra UK Share Mortgage" means the share mortgage executed by the Borrower dated June 30, 1999 in respect of the Stock of Terra UK.

          "TI" means Terra International, Inc., a Delaware corporation and a wholly owned Subsidiary of Terra Industries.

          "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "TMC" means Terra Methanol Corporation, a Delaware corporation.

          "TNC" means Terra Nitrogen Corporation, a Delaware corporation and a wholly owned Subsidiary of Terra Capital.

          "TNCLP" means Terra Nitrogen Company, L.P., a Delaware limited partnership and a Subsidiary of Terra Capital.

          "TNCLP Minority Interest Payments" means dividends and distributions which are legally required to be paid to holders (other than Terra Industries and its Subsidiaries) of limited partnership interests in TNCLP.

          "TNLP" means Terra Nitrogen Limited Partnership, a Delaware Limited Partnership.

          "TNLP Debt" means Intercompany Indebtedness owing from time to time by TNLP to Terra Capital.

          "Total Assets" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP minus (a) any minority interest in non-wholly-owned Subsidiaries that would be reflected on a consolidated balance sheet of such person and its Subsidiaries at such date prepared in conformity with GAAP and
(b) any Securities issued by such Person held as treasury securities.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unfunded Pension Liability" means, with respect to the Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and
(c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

          "United Kingdom" and "UK" each means the territory known as the United Kingdoms of England, Scotland, Wales and Northern Ireland.

          "US Concentration Account" means the concentration account opened with Citibank in New York, New York set forth on Schedule 7.12

          "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          "Year 2000 Compliant" means the ability of hardware, firmware or software systems associated with information processing and delivery, operations or services, operated by, provided to or otherwise necessary to the business or operations of Terra Industries or any of its

Subsidiaries to recognize and properly perform date-sensitive functions involving certain dates prior to, and at any date after, December 31, 1999.

          Section 1.2.    Computation of Time Periods.  In this Agreement, in
                          ---------------------------
the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          Section 1.3.    Accounting Terms and Principles.
                          -------------------------------
          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section
     6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in the results of any of the calculations required by Article V or Article VIII which would not have occurred had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

          Section 1.4.    Certain Terms.
                          -------------

          (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

          (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

          (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders (or such other combination of Lenders as may be required hereunder) is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

          (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

          (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

          (f) The terms "Lender," "Administrative Agent" and "Collateral Agent" include their respective successors.

          (g) Upon the appointment of any successor Administrative Agent pursuant to Section 11.6, references to Citibank in Section 11.3 and to Citibank in the definitions of Base Rate and Eurodollar Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.


                                  ARTICLE II

                      Amounts and  Terms of The Advances

          Section 2.1.    The Advances.
                          ------------

          (a) Outstanding Advances. The parties hereto agree that, on and after the Restatement Date, all Existing Advances shall be advances of the Lenders (the "Advances") outstanding hereunder, it being the intention of the parties hereto that the Existing Advances shall continue and remain outstanding and not be repaid on the Restatement Date. The outstanding balance of the Advances on the date hereof is $109,375,000.

          (b) No Responsibility to Third Parties. Neither the Administrative Agent nor any Lender shall have any responsibility as to the application or use of any of the proceeds of any Advance.

          Section 2.2.    Repayment.  The Borrower hereby promises to pay to the
                          ---------
Administrative Agent for the account of each Lender the full outstanding principal amount of such Lender's Advances on the Maturity Date. All repayments of principal under this Section 2.2 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

          Section 2.3.    Termination of the Commitments.  The "Commitments"
                          ------------------------------
under the Existing Credit Agreement were automatically and permanently reduced to zero on December 31, 1997. Such "Commitments" may not be reinstated.

          Section 2.4.    Optional Prepayments.
                          --------------------

          The Borrower may, upon at least four Business Days' notice (in the case of prepayment of Eurodollar Rate Advances) or upon at least one Business Day's notice given (in the case of prepayments of Base Rate Advances) to the Administrative Agent (which notice shall state the proposed date and aggregate principal amount of the prepayment), and, if such notice is given, the Borrower shall, prepay the outstanding principal amount of the Advances in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof,
(ii) any such prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 2.7(e) in respect of such prepayment and (iii) each such notice shall be made on the relevant day not later than, in the case of prepayments of Eurodollar Rate Advances, 10:00 A.M. (New York City time) and, in the case of prepayments of Base Rate Advances, 12:00 Noon (New York City time). Optional prepayments pursuant to this paragraph (a) shall be applied to the then outstanding principal amount of the Advances for the account of the Lenders according to their respective Pro Rata Shares of the principal amount of the Advances then outstanding. Advances once prepaid may not be reborrowed.

          Section 2.5.    Interest.
                          --------

          (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full at the following rates per annum:

                 (i) Base Rate Advances. While such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears on the first day of each calendar month, commencing on the first such day following the making of such Base Rate Advance and, if not previously paid in full, at Maturity (by acceleration or otherwise).

                 (ii) Eurodollar Rate Advances. While such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each three-month anniversary of the first day of such Interest Period occurring during such Interest Period.

          (b) Post-Default Interest. If (i) any Obligor shall fail to pay when due (by acceleration or otherwise) any amount payable under any Loan Document after any applicable grace period provided in Section 9.1(a) or (ii)
(A) an Event of Default shall have occurred and be continuing during any period and (B) the Administrative Agent or the Required Lenders, through the Administrative Agent, shall have notified the Borrower thereof, the Borrower shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for account of each Lender interest, during such period, at the applicable Post-Default Rate on the outstanding principal of each Advance, and on any other amount whatsoever then due and payable by the Borrower hereunder or under the Notes held by such Lender to or for account of such Lender, such interest to be payable from time to time on demand.

          Section 2.6.    Conversion and Continuation of Advances.
                          ---------------------------------------

          (a) Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.7 and 2.8, Convert all or any portion of the Advances of one Type (and, in the case of Eurodollar Rate Advances, having the same Interest Period); provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and no Conversion of any Advances shall result in more than three (3) separate Interest Periods being outstanding. Each such Notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount and Type of the Advances (and, in the case of Eurodollar Rate Advances, the Interest Period therefor) to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (b)    Certain Mandatory Conversions.

                 (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000 such Advances shall automatically Convert into Base Rate Advances.

                 (ii) If the Borrower shall fail to select the duration of any Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in
     Section 1.1 and in clause (a) or (c) of this Section 2.6, such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                 (iii) Upon the occurrence and during the continuance of any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

          (c) Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 10:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed Continuation and subject to the provisions of Section 2.7, Continue all or any portion of the outstanding Eurodollar Rate Advances having the same Interest Period as such Eurodollar Rate Advances; provided, however, that any such Continuation shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Continuation of Eurodollar Rate Advances shall be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and no Continuation of any Advances shall result in more than three (3) separate Interest Periods being outstanding. Each such notice of Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount of, and the Interest Period for, the Advances being Continued and (iii) the duration of the initial Interest Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.

          Section 2.7.    Increased Costs, Illegality, Etc.
                          ---------------------------------

          (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Advances shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

          (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent reasonably determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or
(ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon each Eurodollar Rate Advance will automatically, on the last day of the current Interest Period for such Advance, convert into a Base Rate Advance and the obligations of the Lenders to make Eurodollar Rate Advances or to convert Base Rate Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) Increased Costs. If at any time any Lender shall reasonably determine that the introduction of or any change (where such introduction or change occurs after the date of this Agreement) in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage and other than any change in the rate of tax on, or determined by reference to, the net income or profits of such Lender (including franchise taxes) or capital of such Lender) or the compliance by such Lender with any guideline, request or directive where such guideline, request or directive is issued after the date of this Agreement) from any central bank or other Governmental Authority (whether or not having the force of law but in relation to which such Lender customarily complies), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Advances made to the Borrower, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Advances and to convert Base Rate Advances into Eurodollar Rate Advances shall be suspended and (ii) if the affected Eurodollar Rate Advances shall immediately (or, if lawful to do so, on the last day of the current Interest Period relating thereto) be Converted into a Base Rate Advance. If at any time after a Lender gives notice under this Section 2.7(d) such Lender determines that it may lawfully make Eurodollar Rate Advances, such Lender shall promptly give notice of that determination to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Advances shall thereupon be restored.

          (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.2, or to be paid (in respect of any optional prepayment) pursuant to Section 2.4, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Advances to the Borrower but excluding any loss of the Applicable Margin on the relevant Advances) which that Lender may sustain (i) if for any reason (other than under Section 2.7(b)) a Conversion into, or Continuation of, Eurodollar Rate Advances does not occur on a date specified therefor in a notice of Conversion or Continuation given by such Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.6, (ii) if for any reason any Eurodollar Rate Advance is prepaid on a date which is not the last day of the applicable Interest Period,
(iii) as a consequence of a required conversion of a Eurodollar Rate Advance to a Base Rate Advance as a result of any of the events indicated in Section 2.7(b) or (d), or (iv) as a consequence of any failure by the Borrower to repay Eurodollar Rate Advances when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (f) Capital Adequacy. If at any time any Lender reasonably determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive issued after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

          (g) Excluded Period. No Lender shall be entitled to make a claim under Clauses 2.7(c) or (f) or Section 2.9 unless it has notified the Administrative Agent of its intention to make such claim within 180 days of such Lender becoming aware of the circumstances giving rise to such claim.

          Section 2.8.    Payments and Computations.
                          -------------------------

          (a) The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds and, except as expressly set forth herein, without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest hereunder ratably (other than amounts payable pursuant to Section 2.7(c), 2.7(e), 2.7(f) or 2.9) to the Lenders for the account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 12.2, from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances to which, or the manner in which, such funds are to be applied, and the Borrower has not otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Loan Documents), the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

          (c) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due (with notice to the Administrative Agent and the Borrower promptly following such charge).

          (d) All computations of interest shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error. For purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in such period of time. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

          (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the

Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate for the first Business Day, and, thereafter, at the rate applicable to Base Rate Advances, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

          (g) Subject to the provisions of clause (h) of this Section 2.8 and the provisions of the Intercreditor Agreement, all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied first, to pay principal of and interest on any portion of the Advances which the Administrative Agent may have advanced to the Borrower pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; second, to pay all other Obligations owing by the Borrower then due and payable; and third, as the Borrower so designates. All payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto, and, if to the Lenders, in proportion to their respective Pro Rata Shares.

          (h) After the occurrence and during the continuance of an Event of Default, each Obligor hereby irrevocably waives the right to direct the application of any payments and all payments in respect of the Obligations owing by such Obligor and any proceeds of Collateral of such Obligor shall be applied in accordance with the Intercreditor Agreement.

          Section 2.9.    Taxes.
                          -----

          (a) Any and all payments by the Obligors under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including any of the foregoing which may be imposed in Canada or any political subdivision or taxing authority thereof or therein, or any federal or other association of or with which Canada may be a member or associated and specifically including any withholding made pursuant to
Part XIII of the Income Tax Act (Canada) in respect of any interest payment hereunder) unless the relevant Obligor is required to do so by law or the interpretation thereof by the relevant taxing authority; provided, however, that the following will be excluded taxes (i) in the case of each Lender and the Administrative Agent (A) taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or in which it maintains any office or operations and
(B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Restatement Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Restatement Date (or the date of such Assignment and Acceptance) (but excluding taxes set forth in clause (A) above) and (ii) in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located; and (iii) in the case of each Lender, taxes arising by reason of the Lender being a person with whom the Borrower is not dealing at arm's length for the purposes of the Income Tax Act (Canada) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable by any Obligor under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) such Lender or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Obligor shall make such deductions, (iii) such Obligor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) such Obligor shall deliver to the Administrative Agent evidence of such payment.

          (b) In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made by such Obligor or any of its Subsidiaries under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Each Obligor will indemnify each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.9) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the applicable Obligor will furnish to the Administrative Agent, at its address referred to in Section 11.8, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of the Obligors hereunder, the agreements and obligations of the Obligors contained in this Section 2.9 shall survive the payment in full of the Obligations.

          (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.9 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. If any Lender is not, with reasonable efforts, able to change the jurisdiction of its Applicable Lending Office in accordance with this Section 2.9(g), then such Lender shall use its reasonable efforts to complete such tax forms and make such filings as would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue; provided, however, that completion of such forms and making of such filings would not in the sole discretion of such Lender be disadvantageous to it.

          (g) On the date of the Assignment and Acceptance pursuant to which any Non-U.S. Lender becomes a Lender after the RestatementDate, if requested by the Guarantors or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax shall provide the Administrative Agent and the Guarantors with two complete copies of IRS From W-8 (Ben or ECI as appropriate including any required certifications) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax with respect to all payments made to such Non-U.S. Lender under the Loan Documents with respect to payments to be made by the Guarantors (other than Terra UK). Unless the Guarantors and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Documents to or for a Non-U.S. Lender are subject to United States withholding tax, the Guarantor or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

          (h) (i) As at the date of this Agreement, the Administrative Agent and each Lender represents and warrants to the Loan Parties that (to the extent that any payments are to be made to it hereunder by Terra UK) it is a Qualifying Lender, (ii) if a Lender ceases to be a Qualifying Lender (except as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement) or any transfer, sale , negotiation or assignment is made pursuant to Section 12.2 to a non-Qualifying Lender, then the Loan Parties shall not be liable to pay any amount under Section 2.9(a) in excess of the amount which it would have been obliged to pay if that Lender had remained a Qualifying Lender. Each Lender shall notify the Administrative Agent who in turn shall notify the Borrower as soon as reasonably practicable after it becomes aware that it has ceased to be a Qualifying Lender.

          (i) The Borrower represents and warrants that, as of the date hereof, to the best of its knowledge after due inquiry, (i) neither this Agreement nor the execution or delivery by the Borrower of this Agreement is subject to any Taxes, and (ii) no payment to be made by the Borrower hereunder or under any Note is subject to any Taxes.

          Section 2.10.    Sharing of Payments, Etc.  Subject to the provisions
                           ------------------------
of the Intercreditor Agreement, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to
Section 2.7(c), 2.7(e), 2.7(f) or 2.9) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          Section 2.11.  Criminal Rate of Interest. Notwithstanding any other
                         -------------------------
provisions of this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 ("Section 347") of the Criminal Code, Revised Statutes of Canada, 1985, C-46, as the same shall be amended, replaced or re-enacted from time to time) payable to the Lenders under this Agreement exceed the effective annual rate of interest on the "credit advances" (as defined in Section 347) hereunder lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Lenders and the Borrower and the amount of such payment or collection shall be refunded by the Lenders to the Borrower. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Advances on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Borrower will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

          Section 2.12.  Replacement of Lenders. In the event that (a) (i) any
                         ----------------------
Lender makes a claim under Section 2.7 (c) or (f), or (ii) it becomes illegal for any Lender to continue to fund or make or to Convert Base Rate Advances into, or to Continue, any Eurodollar Rate Advances and such Lender notifies the Borrowers pursuant to Section 2.7(d), or (iii) any Obligor is required to make any payment pursuant to Section 2.9 that is attributable to any Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Advances materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Advances are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or
(iv)) by the Borrower to the Administrative Agent and the Affected Lender that the Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrower within 30 days of each other then the Borrower may substitute all, but not (except to the extent the Borrower has already substituted one of such Affected Lenders before the Borrower's receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.12, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume all prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrower to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having an interest in the Obligations in the amount of such Affected Lender's Advances made by it provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                                  ARTICLE III

                           Conditions To Restatement

          Section 3.1.  Conditions Precedent. The Existing Credit Agreement
                        --------------------
shall be amended and restated to read in full as set forth herein on the date (the "Restatement Date") on which the Administrative Agent shall notify the Borrower that the following conditions precedent have been satisfied (unless waived by the Requisite Lenders or the time for satisfaction thereof has been extended by the Administrative Agent):

          (a) Certain Documents. The Administrative Agent shall have received on the Restatement Date each of the following, each dated the Restatement Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

               (i) this Agreement, duly executed and delivered by each Obligor listed on the signature pages hereto, the Lenders and the Administrative Agent and, for the account of each Lender requesting the same, the Notes duly executed by the Borrower;

               (ii) the Terra Canada Junior Guaranty, duly executed by the Borrower.

               (iii) each Collateral Document, duly executed by each Obligor expressed to be a party thereto (and, in respect of the Canadian Security Documents, amended to the extent necessary to ensure that each such Collateral Document extends to secure in full the Borrower's Obligations), together with (but in respect of the Terra Canada Security Documents, only to the extent not previously delivered to the Collateral Agent or otherwise required by it to be updated):

                    (A) evidence satisfactory to the Administrative Agent that the Collateral Agent (for the benefit of the Secured Parties) has (subject only to Customary Permitted Liens) a valid and perfected first priority security interest in the Collateral, including (A) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Administrative Agent that financing statements under the UCC and the Personal Property Security Act (Ontario) (the "PPSA") and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Collateral Documents) and (B) copies of UCC search reports, PPSA search reports and the equivalent in each other relevant jurisdiction as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Restatement Date) and (C) evidence of termination and release of any existing Liens which are not Permitted Liens);

                    (B) share certificates representing all certificated Pledged Stock being pledged pursuant to the Collateral Documents and stock powers for such share certificates executed in blank;

                    (C) all instruments representing pledged notes (including the notes evidencing the Terra UK Debt and the TNLP Debt) and collateral therefor being pledged pursuant to the Junior Collateral Documents duly endorsed in favor of the Collateral Agent or in blank; and

                    (D) Control Account Letters (as defined in the Pledge and Security Agreement) from (A) all securities intermediaries with respect to all securities accounts and securities entitlements of each applicable Loan Party, and (B) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by each applicable Loan Party;

                    (E) Evidence of the completion of all recordings and filings as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect and protect the Liens created by the Pledge and Security Agreement on certain intellectual property;

                    (F) in respect of the Mortgages together: (x) (in respect of mortgaged Real Property which is located in the United States) title insurance policies, current as-built surveys, zoning letters, certificates of occupancy, (in respect of all mortgaged Real Property) documents of title and title reports in each case satisfactory in form and substance to the Administrative Agent, in its sole discretion; (y) evidence that counterparts of the Mortgages have been recorded (except as permitted, in respect of Real Property in England, under Section 7.11) in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority lien (subject only to Customary Permitted Liens) on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (z) an opinion of counsel in each state or jurisdiction in which any Mortgage is recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent;

               (iv) a favorable opinion of (A) Kirkland & Ellis, counsel to each of the Loan Parties in substantially the form of Exhibit C, (B) counsel to the Loan Parties in England and Canada and in each other relevant jurisdiction in the United States, addressed to the Administrative Agent and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request and (C) counsel to the Administrative Agent as to the enforceability of the Credit Agreement and the other Loan Documents to be executed on the Restatement Date;

               (v) the Loan Purchase Agreement and the Intercreditor Agreement each duly executed by the parties thereto;

               (vi) a copy of the articles or certificate of incorporation (or equivalent organizational documents under its jurisdiction of incorporation) of each Loan Party, certified (other than for Terra UK) as of a recent date by the Secretary of State of the state or jurisdiction of incorporation of such Loan Party or by another Person acceptable to the Administrative Agent, together with certificates of such official attesting to the good standing of each such Loan Party in each state in which it conducts business and (in respect of the Borrower) a certificate of status of the Ontario Ministry of Consumer and Commercial Relations to the effect that the Borrower is a corporation under the Business Corporations Act (Ontario) and has not been dissolved;

               (vii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

               (viii) a certificate of the Chief Financial Officer of the Borrower, stating that it is Solvent both before and after giving effect to the transactions contemplated by this Agreement (at the Restatement Date) and the other Loan Documents and the payment and accrual of all transaction costs in connection with the foregoing;

               (ix)    a certificate of a Responsible Officer to the effect that
     (i) the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of the Restatement Date and shall be true and correct in all material respects on the Restatement Date as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, (ii) no Default or Event of Default has occurred and is continuing and no Pre-Closing Material Adverse Change has occurred.

               (x) no litigation not listed on Schedule 4.7 shall have been commenced against any Loan Party or any of its Subsidiaries which is reasonably likely to be adversely determined and, if adversely determined, would have a Material Adverse Effect and (ii) no Pre-Closing Material Adverse Change has occurred;

               (xi) evidence satisfactory to the Administrative Agent and the Lenders that the insurance policies required by Section 7.5 and any Collateral Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of Terra Industries, the Obligors and each of their Subsidiaries; and

               (xii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

          (b) Cash Management. The Administrative Agent shall have received evidence that, as of the Restatement Date, the procedures with respect to cash management required by Section 7.12 and the Collateral Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed Lockbox Agreements and blocked account agreements executed by such Loan Party in connection therewith.

          (c) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, and the Lenders, as applicable, all accrued but unpaid interest arising in respect of the Advances on the Restatement Date (together with any amounts payable pursuant to Section 2.7(e) to the extent that the Restatement Date occurs prior to the end of any Interest Period applicable to any portion of the Advances), all accrued but unpaid fees owing under the Existing Credit Agreement on the Restatement Date and all other fees due and payable on or before the Restatement Date and all expenses due and payable on or before the Restatement Date.

          (d) Consents, Etc. Each Loan Party shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Loan Parties lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

          (e) Material Documents. Delivery to the Administrative Agent of certified copies of all Material Documents, together with a Certificate of the Secretary or an Assistant Secretary of Terra Capital that, as of the Restatement Date, such Material Documents of which copies are attached thereto (i) are true and complete copies of the originals thereof and (ii) are in full force and effect and have not been modified from such attached copies.

          (f) Process Agent. Terra Industries shall have been appointed New York service of process agent in connection with the Loan Documents by the Borrower and Terra UK.

          (g) Closing of the Revolving and Term Credit Agreement. The Closing Date (as defined in the Revolving and Term Credit Agreement) shall have occurred or shall occur contemporaneously with the Restatement Date.

          (h) Representations and Warranties. The representations and warranties contained in each Loan Document shall be correct on and as of the Restatement Date, before and after giving effect to the amendment and restatement of the Existing Credit Agreement provided for hereby, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

          (i) No Defaults or Events of Default. No event has occurred and is continuing, or would result from the transactions contemplated hereby to occur on the Restatement Date, that constitutes a Default or an Event of Default.

          Section 3.2.  Borrower's Collateral Confirmation.
                        ----------------------------------

          Each Obligor hereby confirms that each of the Terra Canada Security Documents continue in full force and effect to secure the Obligations of such Obligor hereunder and all other Obligations of such Obligor arising under the Loan Documents.

                                  ARTICLE IV

                         Representations and Warranties

          To induce the Lenders and the Administrative Agent to enter into this Agreement, each of the Obligors represents and warrants to the Lenders and the Administrative Agent that, on and as of the Restatement Date:

          Section 4.1.  Corporate Existence; Compliance with Law. Each Loan
                        ----------------------------------------
Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          Section 4.2.  Corporate Power; Authorization; Enforceable Obligations.
                        -------------------------------------------------------

          (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i) are within such Loan Party's corporate, limited liability company, partnership or other powers;

               (ii) have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

               (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective Constituent Documents, (B) violate any other applicable Requirement of Law applicable to any Loan Party (including Regulations U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Loan Party,
     (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents; and

               (iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 and which have been obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Restatement Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

          (b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

          Section 4.3.  Ownership of Subsidiaries.
                        -------------------------

          Set forth on Part I of Schedule 4.3 hereto is a complete and accurate list showing, as of the Restatement Date, all Material Subsidiaries of Terra Industries and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Restatement Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by Terra Industries. No Stock of any Subsidiary of Terra Industries is subject to any outstanding option, warrant, right of conversion or purchase or any similar right (except in respect of the Common Units). All of the outstanding Stock of each Subsidiary of Terra Industries owned (directly or indirectly) by Terra Industries has been validly issued, is fully paid and non-assessable and is owned by Terra Industries or a Subsidiary of Terra Industries, free and clear of all Liens (other than the Lien in favor of the Secured Parties created pursuant to the Collateral Documents or the Canadian Collateral Documents). Except as set forth in Schedule 4.3, neither Terra Industries nor any such Subsidiary is a party to, or has knowledge of, any agreement binding on it which restricts the transfer or hypothecation of any Stock of any such Subsidiary, other than the Loan Documents. Terra Industries does not own or hold, directly or indirectly, any Stock of any Person other than such Subsidiaries and Investments permitted by Section 8.3.

          Section 4.4.  Financial Statements.
                        --------------------

          (a) The consolidated balance sheet of Terra Industries and its Subsidiaries as at December 31, 1998, and the related consolidated statements of income, retained earnings and cash flows of Terra Industries and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche LLP, and the consolidated balance sheets of Terra Industries and its Subsidiaries as at September 30, 1999, and the related consolidated statements of income, retained earnings and cash flows of Terra Industries and its Subsidiaries for the 9 months then ended, copies of which have been furnished to each Lender, fairly present (in all material respects), subject, in the case of said balance sheets as at September 30, 1999, and said statements of income, retained earnings and cash flows for the 12 months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of Terra Industries and its Subsidiaries as at such dates and the consolidated results of the operations of Terra Industries and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) Neither Terra Industries nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not either (i) reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or (ii) permitted by this Agreement.

          (c) The Projections have been prepared by Terra Industries in light of the past operations of its business, and reflect projections for the fiscal periods covered thereby on a month by month basis for the first year and on a year by year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Terra Industries believes to be reasonable and fair in light of current conditions and current facts known to Terra Industries and at the time such Projections were prepared and reflect Terra Industries' good faith and reasonable estimates of the future financial performance of Terra Industries and its Subsidiaries and of the other information projected therein for the periods set forth therein (it being understood that no representation is made that such Projections will be realized).

          (d) The unaudited pro forma consolidated and consolidating balance sheet of Terra Industries and its Subsidiaries (the "Pro Forma Balance Sheet") contained in Schedule 4.4 has been prepared as of February 29, 2000, reflects as of such date, on a pro forma basis, the consolidated financial condition of Terra Industries and its Subsidiaries, and the assumptions expressed therein were reasonable based on the information available to Terra Industries at the time so prepared and on the Restatement Date.

          Section 4.5.  Material Adverse Change. Since December 31, 1998, there
                        -----------------------
has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          Section 4.6.  Solvency. Both before and after giving effect to (a) the
                        --------
Loans and Letter of Credit Obligations to be made or extended on the Restatement Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, and the consummation of the other financing transactions contemplated hereby and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

          Section 4.7.  Litigation. There are no pending or, to the knowledge of
                        ----------
Terra Industries or the Borrower, threatened actions, investigations or proceedings affecting Terra Industries or any of its Material Subsidiaries before any court, Governmental Authority or arbitrator which would reasonably be expected to be adversely determined and which, if adversely determined would have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.7 lists all litigation pending against any Loan Party at the date hereof which, if adversely determined, would have a Material Adverse Effect.

          Section 4.8.  Taxes.
                        -----

          (a) All federal, state, provincial, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by Terra Industries and each of its Subsidiaries and its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all material taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Terra Industries and each of its Subsidiaries or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.8 (or as otherwise notified from time to time after the Restatement Date in writing to the Administrative Agent) no Tax Return is under audit by any Governmental Authority and no notice of such an audit or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Loan Party and each of its Tax Affiliates from their respective employees for all periods in compliance (in all material respects) with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) Neither Terra Industries, any of its Subsidiaries or any of its Tax Affiliates has (i) except as set forth on Schedule 4.8 (or as otherwise notified from time to time after the Restatement Date in writing to the Administrative Agent) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date hereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which Terra Industries is the common parent.

          Section 4.9.  Full Disclosure.
                        ---------------

          The written information prepared or furnished by the Loan Parties or on their behalf (by their officers or advisors (including legal, environmental and financial advisors and consultants)) in connection with this Agreement and the Revolving and Term Credit Agreement or the consummation of the financing when taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

          Section 4.10.  Margin Regulations. Neither Terra Industries nor its
                         ------------------
Material Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation U or X of the Federal Reserve Board.

          Section 4.11.  No Burdensome Restrictions; No Defaults.
                         ---------------------------------------

          (a) Neither Terra Industries nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

          (b) Neither Terra Industries nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Obligors, no other party is in default under or with respect to any Contractual Obligation owed to Terra Industries or its Subsidiaries, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

          (c)  No Default or Event of Default has occurred and is continuing.

          (d) applicable to any Loan Party the compliance with which by such Loan Party would have a Material Adverse Effect.

          Section 4.12.  Investment Company Act; Public Utility Holding Company
                         ------------------------------------------------------
Act. Neither Terra Industries nor any of its Subsidiaries is (a) an "investment
---
company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

          Section 4.13.  Use of Proceeds. The proceeds of the Advances have been
                         ---------------
used by the Borrowers solely to make equity investments in Terra UK in order to fund, in part, the acquisition by Terra UK of certain assets from ICI Chemicals &Polymers Limited and Imperial Chemical Industries plc.

          Section 4.14.  Insurance. All policies of insurance of any kind or
                         ---------
nature of Terra Industries or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. None of Terra Industries or any of its Subsidiaries has been refused insurance for any material coverage which it had applied or had any policy of insurance terminated (other than at its request).

          Section 4.15.  Labor Matters.
                         -------------

          (a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving Terra Industries or any of its Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

          (b) There are no unfair labor practices, grievances or complaints pending, or, to the Obligors' knowledge, threatened against or involving Terra Industries or any of its Subsidiaries, nor are there any arbitrations or grievances threatened involving Terra Industries or any of its Subsidiaries, other than those which, in the aggregate, if resolved adversely to Terra Industries or such Subsidiary, would not have a Material Adverse Effect.

          (c) Except as set forth on Schedule 4.15, as of the Restatement Date, there is no collective bargaining agreement covering any of the employees of Terra Industries or its Subsidiaries.

          (d) Schedule 4.15 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of Terra Industries and any of its Subsidiaries.

          Section 4.16.  ERISA.
                         -----

          (a) Schedule 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans, and all Foreign Plans

          (b) Each employee benefit plan of Terra Industries or any of its Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures would not have a Material Adverse Effect.

          (c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

          (d) There has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

          (e) Except to the extent set forth on Schedule 4.16, none of Terra Industries, any of its Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          (f) The accrued and vested liability under each Foreign Plan and under all Foreign Plans in the aggregate does not exceed the amount of such liability reflected in the Financial Statements by an amount which could reasonably be expected to have a Material Adverse Effect, after taking into account the availability of any assets of such Foreign Plan or otherwise specifically allocable to such liability.

          Section 4.17.  Environmental Matters.
                         ---------------------

          (a) Except as set forth on Schedule 4.17, the operations of Terra Industries and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying in all material respects with all Permits required by Environmental Laws ("Environmental Permits"), other than non-compliances that in the aggregate would not have a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

          (b) Except as set forth on Schedule 4.17, Terra Industries and its Subsidiaries have obtained and currently possess all Environmental Permits necessary for their operations, all such Permits are in good standing and Terra Industries and each of its Subsidiaries is in compliance with the terms and conditions of such Permits except for failures that in the aggregate would not have a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

          (c) Except as set forth on Schedule 4.17, none of the Terra Industries or any of its Subsidiaries or any real property currently or, to its knowledge, previously owned, operated or leased by or for Terra Industries or any of its Subsidiaries is subject to any pending or, to its knowledge threatened, written claim, order, agreement, notice of violation, notice of potential liability or other allegation or is the subject of any pending or, to its knowledge, threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate would not have a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

          (d) Except as set forth on Schedule 4.17, none of Terra Industries or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the regulations thereunder or any state analog.

          (e) Except as set forth on Schedule 4.17, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned or operated by Terra Industries or any of its Subsidiaries that could reasonably be expected to give rise to Environmental Liabilities and Costs which are not specifically included in the financial information furnished to the Lenders other than those that in the aggregate would not have a reasonable likelihood of resulting in Terra Industries or any of its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000.

          (f) Except as set forth on Schedule 4.17, as of the date hereof, no Environmental Lien has attached to any property of Terra Industries or any of its Subsidiaries and to its knowledge no facts, circumstances or conditions exist that could reasonably be expected to result in any such lien attaching to any such property.

          (g) Except as set forth on Schedule 4.17, Terra Industries and each of its Subsidiaries has provided the Administrative Agent with copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of Terra Industries and its Subsidiaries or their real property that are in the possession, custody or control of Terra Industries or any of its Subsidiaries.

          Section 4.18.  Intellectual Property. Terra Industries and its
                         ---------------------
Subsidiaries own or license or otherwise have the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Pledge and Security Agreement) that are necessary and material to the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any material private label brands of Terra Industries or any of its Subsidiaries. To the Obligors' knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by Terra Industries or any of its Subsidiaries infringes upon or conflicts in any material respect with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened.

          Section 4.19.  Title; Real Property.
                         --------------------

          (a) Schedule 4.19 sets forth all the Real Property (other than Non-Material Real Property) owned by Terra Industries and its Material Subsidiaries at the date hereof and each of Terra Industries and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all such Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Obligors, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 8.2. Terra Industries and its Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect in all material respects Terra Industries' and its Material Subsidiaries' right, title and interest in and to all such property.

          (b) Set forth on Schedule 4.19 hereto is a complete and accurate list of all Real Property (other than Non-Material Real Property) owned and leased by Terra Industries and its Material Subsidiaries showing as of the Restatement Date the street address, county or other relevant jurisdiction, state, and record owner. Each Loan Party has good, indefeasible and marketable fee simple (or, where relevant, leasehold) title to all Real Property purported to be owned by it, which ownership is free and clear of all Liens other than Liens created or permitted by the Loan Documents.

          (c) Except as set forth on Schedule 4.19 (or otherwise notified in writing to the Administrative Agent in respect of Real Property acquired after the Restatement Date), neither Terra Industries nor any of its Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any Real Property (other than Non Material Real Property owned or leased by Terra Industries or any of its Subsidiaries except as permitted by the Loan Documents.

          (d) All material components of all improvements included within the Real Property (other than in respect of Non-Material Real Property) owned or leased by Terra Industries or any of its Subsidiaries (collectively, "Improvements"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in working order and repair to the extent necessary for the effective and orderly conduct of the business, operations and activities of Terra Industries and its Subsidiaries in all material respects (but in any event to a standard not lower than that generally maintained by Terra Industries and its Subsidiaries during the two year period preceding the Restatement Date). All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by Terra Industries or any of its Subsidiaries are installed and operating and are sufficient to enable the Real Property owned or leased by Terra Industries or its Subsidiaries to continue to be used and operated in the manner currently being used and operated, and neither Terra Industries nor any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the Real Property owned or leased by Terra Industries or any of its Subsidiaries or over which it has a right of way or easement.

          (e) No portion of any Real Property owned or leased by Terra Industries or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been substantially repaired and restored to its original condition except with respect to which repair has been commenced (as set forth on Schedule 4.19 (or otherwise notified in writing to the Administrative Agent after the Restatement Date)) and is being diligently progressed. Except as set forth on Schedule 4.19 (or otherwise notified in writing to the Administrative Agent after the Restatement Date), no portion of any Real Property owned or leased by Terra Industries or any of its Subsidiaries is located in a special flood hazard area as designated by any federal Governmental Authority.

          (f) All Permits required to have been issued or appropriate to enable all real property owned or leased by Terra Industries or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

          (g) None of Terra Industries or any of its Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by Terra Industries or any of its Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

          Section 4.20.  Year 2000 Compliance. None of the areas within the
                         --------------------
business and operations of each of Terra Industries and its Subsidiaries has been adversely affected by the risk that computer applications used by Terra Industries or its Subsidiaries were not Year 2000 Compliant and Terra Industries and its Subsidiaries have developed and implemented a comprehensive program to eliminate any future non-compliance.

          Section 4.21.  Canadian and English Requirements. This Agreement and
                         ---------------------------------
each of the other Loan Documents are in proper legal form under the laws of Canada for the enforcement thereof against the Borrower under such laws, and under the laws of England for the enforcement thereof against Terra UK under such laws, and if each of the Loan Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of the Borrower or Terra UK, as the case may be, thereunder, enforceable in accordance with their respective terms. All formalities (if any) required under the laws of Canada (or, with respect to the Guaranty by Terra UK, England) for the validity and enforceability of each of the Loan Documents (including, without limitation, any necessary registration, recording or filing with any court or other authority therein), except as otherwise provided herein, have been accomplished, and no Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof.

          Section 4.22.  Pari Passu Obligations. This Agreement and the other
                         ----------------------
Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower and Terra UK, and rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured Indebtedness of the Borrower and Terra UK, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law. The Obligations of Terra UK under Article XI are and will at all times be direct and unconditional general obligations of Terra UK and rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured Indebtedness of Terra UK, whether now existing or hereafter outstanding, subject to statutory priority and the effect of bankruptcy and insolvency law.

          Section 4.23.  No Immunity. Each of the Borrower and Terra UK is
                         -----------
subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Loan Documents. The execution, delivery and performance by the Borrower and Terra UK of this Agreement and each of the other Loan Documents constitute private and commercial acts rather than public or governmental acts. Neither the Borrower, Terra UK nor any of their respective properties or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Borrower or Terra UK, as the case may be, under this Agreement or any of the other Loan Documents.

          Section 4.24.  Canadian Employee Benefit Plans.  Except as could not
                         -------------------------------
reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have complied in all material respects with all applicable laws regarding each Canadian Employee Benefits Plan (including, where applicable, the Pension Benefits Act (Ontario) and the Income Tax Act (Canada)); and each Canadian Employee Benefits Plan is, and has been, maintained and administered in substantial compliance with its terms, applicable collective bargaining agreements and all applicable laws (including, where applicable, the Pension Benefits Act (Ontario) and the Income Tax Act (Canada)). There exists no outstanding liability of the Borrower or any of its Subsidiaries with respect to any Canadian Employee Benefit Plan that has been terminated, which liability could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have paid when due all amounts which the Borrower and its Subsidiaries are required to have paid under the terms of each Canadian Employee Benefit Plan or applicable law as contributions to such Canadian Employee Benefit Plan (excluding any nonpayment that could not reasonably be expected to have a Material Adverse Effect); as of the date of the most recent audit performed with respect to the Borrower's Canadian Employee Benefit Plans, no accumulated funding deficiency, whether or not waived, resulting from the action or inaction of the Borrower or any of its Subsidiaries existed with respect to any Canadian Employee Benefit Plan; and, to the best knowledge of the Borrower, no accumulated funding deficiency, whether or not waived, resulting from the action or inaction of the Borrower or any of its Subsidiaries exists with respect to any Canadian Employee Benefit Plan. Each Plan is fully funded, on a going concern basis, in accordance with its terms and regulatory requirements as outlined by the Pension Benefits Act (Ontario), administrative requirements of the Financial Services Commission of Ontario and the Superintendent of Financial Services and the most recent actuarial report filed with the Superintendent of Financial Services in respect of such Plan, as and to the extent applicable, except to the extent any failure to do so as to be so funded could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary of the Borrower sponsors, maintains or contributes to, or has at any time in the preceding six-year period sponsored, maintained or contributed to any "multi-employer pension plan" (as defined in the Pension Benefits Act (Ontario)).

                                   ARTICLE V

                              Financial Covenants

As long as any of the Obligations (in respect of the Advances, interest or fees thereon and expenses related thereto) remain outstanding, unless the Requisite Lenders otherwise consent in writing, Terra Industries agrees with the Lenders and the Administrative Agent that:

          Section 5.1.  Minimum Cash Flow. Terra Industries will have, as of the
                        -----------------
last day of each Fiscal Quarter set forth below, Cash Flow for the number of Fiscal Quarters indicated below ending on such day of not less than the following:

     ----------------------------------------------------------------
                 Fiscal Quarters                    Minimum Cash Flow
     ----------------------------------------------------------------
     1 Fiscal Quarter ended March 31, 2000                  $0
     2 Fiscal Quarters ended June 30, 2000             $25,000,000
     3 Fiscal Quarters ended September 30, 2000        $35,000,000
     4 Fiscal Quarters ended December 31, 2000         $45,000,000
     ----------------------------------------------------------------
     4 Fiscal Quarters ended March 31, 2001            $57,000,000
     4 Fiscal Quarters ended June 30, 2001             $77,000,000
     4 Fiscal Quarters ended September 30, 2001        $83,000,000
     4 Fiscal Quarters ended December 31, 2001         $90,000,000
     ----------------------------------------------------------------
     4 Fiscal Quarters ended March 31, 2002 and        $90,000,000
     each 4 Fiscal Quarter period thereafter
     ----------------------------------------------------------------

          Section 5.2.  Capital Expenditures, Common Unit Purchases and Joint
                        -----------------------------------------------------
Venture Investments. Terra Industries will not permit (a) Capital Expenditures
-------------------
(excluding any Capital Expenditures financed by insurance proceeds to the extent permitted hereunder) to be made or incurred during each Fiscal Year set forth below, (b) the aggregate Dollar amount expended during such Fiscal Year in purchasing Common Units permitted under Section 8.3(h) and (c) the cash Investments in joint ventures made during such Fiscal Year permitted under
Section 8.3(m), (i) in the case of clause (a) only, to be less than the minimum amount set forth below and (ii) in the case of clauses (a), (b) and (c) in aggregate to be in excess of the maximum amount set forth below, for such Fiscal
Year:

--------------------------------------------------------------------------------
           Fiscal Year                     Maximum Amount         Minimum Amount
--------------------------------------------------------------------------------
Fiscal Year ended December 31, 2000         $25,000,000            $12,000,000
--------------------------------------------------------------------------------
Fiscal Year ended December 31, 2001         $35,000,000            $15,000,000
--------------------------------------------------------------------------------
Fiscal Year ended December 31, 2002         $35,000,000            $15,000,000
--------------------------------------------------------------------------------

                                  ARTICLE VI

                              Reporting Covenants

          As long as any of the Obligations (in respect of the Advances, interest or fees thereon and expenses related thereto) remain outstanding, unless the Requisite Lenders (except as provided in Section 12.1) otherwise consent in writing, the Obligors agree with the Lenders and the Administrative Agent that:

          Section 6.1.  Financial Statements. Terra Industries shall furnish to
                        --------------------
the Lenders the following Financial Statements:

          (a) Monthly Reports. Within 30 days after the end of each fiscal month (other than March, June and September) in each Fiscal Year, financial information regarding Terra Industries and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such month and the related statements of income and cash flow for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections, in each case certified by a Responsible Officer of Terra Industries as fairly presenting the consolidated and consolidating financial position of Terra Industries and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

          (b) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter (other than a Fiscal Quarter ending December 31) in each Fiscal Year, financial information regarding Terra Industries and its Subsidiaries consisting of consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections, in each case certified by a Responsible Officer of Terra Industries as fairly presenting the consolidated and consolidating financial position of Terra Industries and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

          (c) Annual Reports. Within 90 days after the end of each Fiscal Year, financial information regarding Terra Industries and its Subsidiaries consisting of consolidated and consolidating balance sheets of Terra Industries and its Subsidiaries as of the end of such year and related statements of income and cash flows of Terra Industries and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Deloitte & Touche LLP or other independent public accountants acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of Terra Industries and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of Terra Industries and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

          (d) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of the Borrower (each, a "Compliance Certificate") (i) showing in reasonable detail the calculations used in determining the Leverage Ratio (for purposes of determining the Applicable Margin) and demonstrating compliance with each of the financial covenants contained in Article V which is tested on a quarterly basis and (ii) stating that, to the best of such Responsible Officer's knowledge, no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrower proposes to take with respect thereto.

          (e) Business Plan. Not later than 60 days after the end of each Fiscal Year, and containing substantially the types of financial information contained in the Projections delivered pursuant to clause (i) of the definition of such term in Section 1.1, (i) the annual business plan of Terra Industries for the next succeeding Fiscal Year approved by the Board of Directors of Terra Industries, (ii) forecasts prepared by management of Terra Industries for each fiscal month in the next succeeding Fiscal Year, and (iii) forecasts prepared by management of Terra Industries for each of the succeeding Fiscal Years through Fiscal Year 2002, including, in each instance described in clause (ii) and clause (iii) above, (A) a projected year-end consolidated balance sheet and income statement and statement of cash flows and (B) a statement of all of the material assumptions on which such forecasts are based.

          (f) Management Letters, Etc. Within five Business Days after receipt thereof by any Loan Party, copies of each management letter, exception report or similar letter or report received by such Loan Party from its independent certified public accountants;

          (g) Loans and Intercompany Loan Balances. Together with each delivery of any financial statement pursuant to clauses (b) or (c) of this Section 6.1, a summary of the outstanding Loans and Advances and the outstanding balance of all Intercompany Indebtedness as of the last day of the fiscal quarter covered by such financial statement (or more frequently as may be required by the Administrative Agent), certified by a Responsible Officer.

          (h) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of Terra Industries and its Subsidiaries, business affairs and financial condition of Terra Industries or any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

          Section 6.2.  Default Notices. As soon as practicable, and in any
                        ---------------
event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which has any reasonable likelihood of causing or resulting in a Material Adverse

Change, the Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

          Section 6.3.  Litigation.  Promptly after the commencement thereof,
                        ----------
the Borrower shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting Terra Industries or any of its Subsidiaries and known to a Responsible Officer, which in the reasonable judgment of Terra Industries or such Subsidiary, could reasonably be expected to expose Terra Industries or such Subsidiary to liability in an amount aggregating $500,000 or more or which, if adversely determined, would have a Material Adverse Effect.

          Section 6.4.  Asset Sales.  Prior to any Asset Sale anticipated to
                        -----------
generate in excess of $10,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, Terra Industries shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by Terra Industries or any of its Subsidiaries.

          Section 6.5.  SEC Filings; Press Releases.  Promptly after the
                        ---------------------------
sending or filing thereof, the Borrower shall send the Administrative Agent copies of (a) all reports which Terra Industries or any of its Material Subsidiaries sends to its security holders generally, (b) all reports and registration statements which Terra Industries or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of such Loan Party made available by any Loan Party to the public.

          Section 6.6.  Labor Relations.  Promptly after a Responsible Officer
                        ---------------
becomes aware of the same, the Borrower shall give the Administrative Agent written notice of (a) any material labor dispute to which Terra Industries or any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

          Section 6.7.  Tax Returns.  Upon the request of any Lender, through
                        -----------
the Administrative Agent, the Borrower will provide copies of all federal, state, material local and foreign tax returns and reports filed by Terra Industries or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes).

          Section 6.8.  Insurance.  As soon as is practicable and in any event
                        ---------
within 90 days after the end of each Fiscal Year, the Borrower will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by Terra Industries and its Material Subsidiaries and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

          Section 6.9.  ERISA Matters.  The Borrower shall furnish the
                        -------------
Agent (with sufficient copies for each of the Lenders):

          (a) promptly and in any event within 30 days after a Responsible Officer of Terra Industries, any of its Material Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

          (b) promptly and in any event within 10 days after a Responsible Officer of Terra Industries, any of its Material Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of Terra Industries describing such ERISA Event or waiver request and the action, if any, which Terra Industries, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

          (c) simultaneously with the date that Terra Industries, any of its Material Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          Section 6.10.  Environmental Matters.  The Borrower shall provide the
                         ---------------------
Administrative Agent promptly and in any event within 10 days of a Responsible Officer of Terra Industries or any Subsidiary learning of any of the following, written notice of any of the following:

          (a) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $1,000,000 or more;

          (b) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is subject to any Environmental Lien;

          (c) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

          (d) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

          (e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Loan Party or any of its Subsidiaries the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $1,000,000 or more;

          (f) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in each case in the aggregate would cost $1,000,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $1,000,000 or more; and

          (g) upon written request by the Administrative Agent or by any Lender through the Administrative Agent, following (i) the acquisition by a Loan Party or its Subsidiary of a fee interest in any Real Property, (ii) the occurrence of a Default or Event of Default pursuant to Section 7.10 or (iii) the occurrence (or the reasonable belief by the Administrative Agent, following consultation with the Borrower, of the occurrence) of any of the matters to be notified by the Borrower under this Section 6.10, a report prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent providing, as appropriate in the circumstances, an assessment of the status of any Environmental Liabilities and Costs and other environmental, health or safety compliance, hazard or liability issue arising in relation thereto, which assessment shall be reasonable in scope in light of the circumstances, perceived risks and the facts known at the time. Without limiting the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within a reasonable time following such request the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower.

          Section 6.11.    Other Information.  The Borrower will provide the
                           -----------------
Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of Terra Industries or any of its Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request including, at the Borrower's cost, such fixed asset appraisals as the Administrative Agent may reasonably request from time to time.

          Section 6.12.    Material Documents.  The Borrower will provide to the
                           ------------------
Administrative Agent on or before the date of execution, or amendment, waiver or consent (which amendment, waiver or consent shall comply with Section 8.11) in respect of each Material Document, notification thereof together with a certified copy of such Material Document or amendment, waiver or consent as applicable.

          Section 6.13.    Foreign Benefit Plans.  The Borrower shall provide to
                           ---------------------
the Administrative Agent (with sufficient copies for each Lender) copies of each material report (including applicable schedules) with respect to each Foreign Plan or any trust created thereunder as the Administrative Agent (or any Lender, through the Administrative Agent) may reasonably request.


                                  ARTICLE VII

                             Affirmative Covenants

          As long as any of the Obligations (in respect of the Advances, interest or fees thereon and expenses related thereto) remain outstanding, unless the Requisite Lenders (except as provided in Section 12.1) otherwise consent in writing, each Obligor agrees with the Lenders and the Administrative Agent that:

          Section 7.1.    Preservation of Corporate Existence, Etc.  Each
                          ----------------------------------------
Obligor shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate or partnership existence, rights (charter and statutory) and franchises, except (i) as permitted by Sections 8.3 and 8.4, (ii) Anticipated Corporate Reorganization Transactions and (iii) the abandonment of such rights and franchises which are no longer necessary or desirable to the conduct of the business of Terra Industries or its Subsidiaries and which abandonment would not have a Material Adverse Effect.

          Section 7.2.    Compliance with Laws, Etc.  Each Obligor shall, and
                          -------------------------
shall cause each of its Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits (and maintain in full force and effect all contracts constituting such Contractual Obligations and such Permits), except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

          Section 7.3.    Conduct of Business.  Each Obligor shall, and shall
                          -------------------
cause each of its Subsidiaries to, (a) conduct its business in the ordinary course and substantially in accordance with past practice and (b) use its reasonable efforts, in the ordinary course and substantially in accordance with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Obligor or any of its Subsidiaries, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

          Section 7.4.    Payment of Taxes, Etc.  Each Obligor shall, and shall
                          ---------------------
cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all material lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Obligor or the appropriate Subsidiary in conformity with GAAP.

          Section 7.5.    Maintenance of Insurance.  Each Obligor shall (i)
                          ------------------------
maintain, and cause to be maintained for each other Loan Party and each of its Material Subsidiaries insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Terra Industries, such Obligor or such Subsidiary operates, and such other insurance as may be reasonably requested by the Requisite Lenders and the Administrative Agent (as a result of any report delivered pursuant to Section 6.8 or the Lenders or Administrative Agent becoming aware of any fact or circumstances following the Restatement Date which would indicate that it would be prudent and consistent with industry practice for such additional insurance to be obtained), and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

          Section 7.6.    Access.  Each Obligor shall from time to time, permit,
                          ------
and shall cause each of its Subsidiaries to permit, the Administrative Agent and the Lenders, or any agents or representatives thereof, within one Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of such Obligor and each of its Subsidiaries, (b) visit the properties of such Obligor and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of such Obligor and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with the Obligors' independent certified public accountants; provided, however, that the Obligors may participate in such communication unless a Default or Event of Default has occurred and is continuing). Each of the Obligors shall authorize their independent certified public accountants to disclose to the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from any Obligor, any other Loan Party or any of its Subsidiaries and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Loan Party or any of its Subsidiaries.

          Section 7.7.    Keeping of Books.  Each Obligor shall, and shall cause
                          ----------------
each other Loan Party and each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of Terra Industries, the Borrowers and each such Subsidiary.

          Section 7.8.    Maintenance of Properties, Etc.  Each Obligor shall,
                          ------------------------------
and shall cause each of its Subsidiaries to, maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in such working order and condition to the extent necessary for the effective and orderly conduct of the business, operations and activities of Terra Industries and its Subsidiaries in all material respects (but in any event to a standard not lower than that generally maintained by Terra Industries and its Subsidiaries during the two year period preceding the Restatement Date), (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except where the failure to so maintain and preserve in the aggregate would have no Material Adverse Effect.

          Section 7.9.    Application of Proceeds.  The Borrower shall use the
                          -----------------------
entire amount of the proceeds of the Advances as provided in Section 4.13.

          Section 7.10.    Environmental.  Each Obligor shall, and shall cause
                           -------------
each of its Subsidiaries to comply in all material respects with Environmental Laws and, without limiting the foregoing, each Obligor shall, at their sole cost and expense, upon receipt of a notification or otherwise obtaining knowledge of any Release or other event that has a reasonable likelihood of Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000, (i) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action as required by Environmental Laws or as any Governmental Authority lawfully requires or as is appropriate and consistent with good business practice to address the Release or event; provided, however, that the Obligors shall not be deemed to be in violation of this Section 7.10 where a failure to comply with any provision hereof would not reasonably be expected to result in Terra Industries and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $1,000,000,.

          Section 7.11.    Additional Collateral and Guaranties; Further
                           ---------------------------------------------
Assurances.
----------

          (a) At least fifteen (15) Business Days prior to (i) entering into (except under the Permitted Sale and Leaseback Transaction) any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of any Obligor (other than Terra UK) or any Guarantor or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned real property, such Obligor shall, and shall cause such Guarantor to, provide the

Administrative Agent written notice thereof. Upon written request of the Administrative Agent, the Obligors shall, and shall cause such Subsidiary Guarantor to, execute and deliver to the Administrative Agent, for the benefit of the Secured Parties, immediately upon the acquisition of any such Lease or owned real property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Lease or real property, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to (i) Liens permitted under Section 8.2 and (ii) such other Liens as the Administrative Agent may reasonably approve.

          (b) To the extent not delivered to the Administrative Agent on or before the Restatement Date, each of the Obligors agrees promptly to, or ensure that each of its Material Subsidiaries shall promptly (or, to the extent legally restricted from doing so at the date hereof, promptly following the removal of such restriction), (i) execute and deliver to the Administrative Agent such further, and such amendments to the, Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Material Subsidiary which are owned by Terra Industries or any of its Subsidiaries and requested to be pledged by the Administrative Agent provided, however, that in no event shall any Loan Party or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any first tier Material Subsidiary that is not a Domestic Subsidiary or any of the outstanding stock of any Subsidiary of such first tier Subsidiary (except to the extent that such pledge is to secure the Obligations of the Borrower or the obligations under any Guaranty of such Obligations), or (ii) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Material Subsidiary (A) to become a party to a Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Material Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent; provided, however, that such new Material Subsidiary, if not a Domestic Subsidiary, shall only be required to guarantee and secure the Obligations of Terra UK.

          (c) Promptly upon TNCLP becoming, directly or indirectly, a wholly-owned Subsidiary of Terra Industries through the acquisition of Common Units, TNCLP and its Subsidiaries shall execute and deliver to the Administrative Agent such additional documents as the Administrative Agent may reasonably request to ensure that any Guaranty and Collateral provided by TNCLP or its Subsidiaries in respect of the Obligations of TNLP shall extend to guaranty and secure all the Obligations.

          (d) Terra Industries and its Subsidiaries shall ensure that with respect to the Ammonium Nitrate Hedging Agreement, any gas Hedging Contract and any other Hedging Contract nominated by the Administrative Agent, all payments to Terra Industries or its Subsidiaries thereunder by the applicable counterparty thereto shall be made directly to a Cash Collateral Account or Lockbox Account (approved for such purpose by the Administrative Agent) and an irrevocable instruction (in form and substance satisfactory to the Administrative Agent) shall have been given by Terra Industries or its relevant Subsidiary to such counterparty to make payments thereunder to such Cash Collateral Account or Lockbox Account.

          (e) Promptly upon the reasonable request by the Administrative Agent, each Obligor shall, and shall ensure that each of its Subsidiaries shall, take such action as the Administrative Agent may request (including the execution, amendment, delivery, filing and registration of any Loan Document or other document, certificate, agreement or instrument) in order to correct any material defect or error which may be discovered which impairs, or may fail to provide, the intended legality, effectiveness, accuracy, perfection or priority of any Loan Document.

          (f) Within (i) 21 days of the date of this Agreement, Terra UK shall provide to the Administrative Agent evidence of the timely registration of the Debenture at Companies House in England and Wales; and (ii) the priority period specified in the priority searches delivered under Section 3.1; and (iii) in respect of the Real Property which is located in England, Terra UK shall provide to the Administrative Agent evidence of the timely registration of the Debenture at H.M. Land Registry in respect of all Real Property mortgaged thereby.

          Section 7.12.    Cash Collateral Accounts and Cash Management System.
                           ---------------------------------------------------
As soon as reasonably practicable and in any event not later than 60 days following the Restatement Date, each Obligor shall ensure that the following accounts and cash management systems shall be implemented and maintained:

          (a) Terra Capital, TNLP, Terra UK and the Borrower shall have established Cash Collateral Accounts and Lockbox Accounts and Terra Capital shall have established the US Concentration Account as set forth on Schedule
7.12 or as may otherwise be approved by the Administrative Agent.

          (b) The Administrative Agent shall (subject as provided below) possess sole dominion and control over the Cash Collateral Accounts and the US Concentration Account. As long as any of the obligations under (and as defined in) the Revolving and Term Credit Agreement or the Obligations (in each case in respect of the Advances, Revolving Credit Outstandings, the Term Loans, interest or fees thereon and expenses related thereto) or any of the Commitments remain outstanding, no Loan Party nor any Person or entity claiming by, through or under any Loan Party shall have any control over the use of, or any right to effect a withdrawal from, any Cash Collateral Account or the US Concentration Account; provided, however, that at such times as an Account Triggering Event shall not have occurred and be continuing in respect of any Loan Party each of Terra UK and the Borrower may by written notice instruct the Administrative Agent to make payments from its Cash Collateral Account to its Disbursement Account subject to and in accordance with the provisions of clauses (d)(ii) and
(iii) below. All amounts in the Cash Collateral Accounts of Terra Capital, TNLP and (for Dollar denominated receivables) the Borrower shall be applied by the Administrative Agent as specified in clause(d)(i) below.

          (c) The Borrower and each Revolving Credit Borrower shall instruct its Account Debtors to mail their remittances to a Lockbox and such Loan Party shall take all steps necessary or desirable, in the Administrative Agent's sole discretion, to cause its Account Debtors to mail their remittances to such Lockbox. Each such Loan Party shall mail to its Lockbox any remittances received directly by it as soon as possible (but in any event no later than the Business Day immediately following receipt).

          (d) Notwithstanding Section 12.1(a)(ix), the Borrower and each Revolving Credit Borrower shall maintain a cash management system acceptable to the Administrative Agent including one or more Lockboxes as follows:

                 (i) In the case of Terra Capital and TNLP, such cash management system shall provide for (A) all funds received by each such Borrower to be deposited in a Lockbox or Lockbox Account covered by a Lockbox Agreement, (B) daily deposit of remittances received in the Lockbox to the Lockbox Account, (C) daily sweeping of the funds in the Lockbox Account to the US Concentration Account (provided that in respect of amounts in the Lockbox Accounts maintained with Security National, such amounts shall (unless the Administrative Agent otherwise requires) be swept to the US Concentration Account only on the written instruction of the relevant Loan Party, but that such amounts shall not otherwise be withdrawn from such Lockbox Accounts) and (D) upon receipt of notice from Terra Capital (as provided in the following sentence), allocation and transfer of such amounts in the US Concentration Account to the appropriate Cash Collateral Account of Terra Capital, TNLP or, if applicable the Disbursement Account of the Borrower. Terra Capital shall notify the Administrative Agent within two Business Days of the deposit of any proceeds of Collateral in the US Concentration Account which portion of such proceeds is owned by Terra Capital, TNLP or, if applicable, the Borrower. All funds on deposit in the Cash Collateral Accounts in respect of Terra Capital and TNLP shall be applied in the manner specified in
     Section 2.9(d) of the Revolving and Term Credit Agreement and in respect of the Borrower shall be applied as specified in clause (d)(ii)below.

                 (ii) In the case of the Borrower, such cash management system shall provide for (A) all funds received by it to be deposited in a Lockbox or Lockbox Account covered by a Lockbox Agreement located in New York (in respect of US Dollar denominated receivables) and in Sarnia (in respect of all other receivables), (B) daily deposit of remittances received in each Lockbox to each corresponding Lockbox Account, (C) daily sweeping of the funds in the New York Lockbox Account to the US Concentration Account and (upon the written instruction of the Borrower) the transfer of the funds in the Sarnia Lockbox Account to a Disbursement Account of the Borrower or as the Borrower may otherwise instruct the Administrative Agent and (D) upon receipt of notice from Terra Capital (as provided in clause (d)(i) above), allocation and transfer of such amounts owned by the Borrower in the US Concentration Account to a Disbursement Account of the Borrower or as the Borrower may otherwise instruct the Administrative Agent. The Borrower shall notify the Administrative Agent within two Business Days of the
     deposit of any proceeds of Collateral in either of the Lockboxes.   As long
     as no Account Triggering Event in respect of the Borrower has occurred and is continuing, all funds on deposit in the Lockbox or Lockbox Account of the Borrower or in the US Concentration Account (to the extent owned by it) shall, upon written notice from the Borrower to the Administrative Agent, be transferred to a Disbursement

     Account of the Borrower or as the Borrower may otherwise direct. Upon and during the continuance of an Account Triggering Event in respect of the Borrower, no amount in the Lockbox or Lockbox Account of the Borrower or in the US Concentration Account (to the extent owned by it) may be withdrawn therefrom without the approval of the Administrative Agent; provided, however, that except following and during the continuance of an Event of Default, no amounts in any of the foregoing accounts, or in any Cash Collateral Account, which are owned by the Borrower shall be applied in repayment (other than a voluntary prepayment pursuant to Section 2.4) of the Advances.

                 (iii) In the case of Terra UK, such cash management system shall provide for (A) all funds received by it to be deposited in a Lockbox or Lockbox Account covered by a Lockbox Agreement located in London, (B) daily deposit of remittances received in each Lockbox to each corresponding Lockbox Account, (C) (upon the written instruction of Terra UK) the transfer of the funds in its Lockbox Accounts to a Disbursement Account of Terra UK or as Terra UK may otherwise instruct the Administrative Agent . Terra UK shall notify the Administrative Agent within two Business Days of the deposit of any proceeds of Collateral in its Lockbox. All funds on deposit in the Lockbox Account of Terra UK shall be applied in the manner specified in Section 2.9(d) of the Revolving and Term Credit Agreement; provided, however, that if no Account Triggering Event in respect of Terra UK has occurred and is continuing, upon written notice from Terra UK to the Administrative Agent, such funds may be transferred to a Disbursement Account of Terra UK. Upon and during the continuance of an Account Triggering Event in respect of Terra UK, no amount may be withdrawn from Terra UK's Lockbox Account without the approval of the Administrative Agent.

          (e) The Borrower, Terra Capital, Terra UK and TNLP shall, not later than the Restatement Date (or such later date as shall be acceptable to the Administrative Agent in its sole discretion), deliver to the Administrative Agent the Lockbox Agreements, covering such accounts as the Administrative Agent shall direct, each duly executed by each party thereto.

          (f) Any Loan Party may deposit any cash and Cash Equivalents held by it, which are not required to be applied in any other manner under the Loan Documents, into such collateral account as may be approved by the Administrative Agent for the purpose of including such cash or Cash Equivalents in the calculation of a Borrowing Base. The Administrative Agent shall possess sole dominion and control over any such account and (notwithstanding Section 12.1(a)(ix)) any cash or Cash Equivalents deposited in such account for such purpose may not subsequently be withdrawn by a Loan Party without the approval of the Administrative Agent.

          (g) The Administrative Agent may convert into Dollars any amount not denominated in Dollars which is deposited in any Cash Collateral Account or which is otherwise received by it from or for the account of any Loan Party (which pursuant to the Loan Documents is to be applied to the payment of the Obligations) and each Obligor hereby agrees to indemnify the Administrative Agent and each other Indemnitee (as defined in Section 12.4(a)) from and against any loss, liability, cost or expense incurred by it in connection with such conversion and any Indemnitee entering into any currency exchange contract in the ordinary course of business for such purpose.

          (h) None of Terra Industries or its Subsidiaries shall, following and during the continuance of an Account Triggering Event, a Default or Event of Default, maintain cash or Cash Equivalents (other than in respect of those funds referred to in Section 8.3(j)) in aggregate in

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

excess of $3,000,000 outside of those accounts which are Lockbox Accounts, the US Concentration Account or Cash Collateral Accounts.

          Section 7.13.    Real Estate.
                           -----------

          (a) Each Obligor shall, and shall ensure that each Loan Party shall, use all commercially reasonable efforts to deliver within 30 days after the Restatement Date (or such later date as shall be acceptable to the Administrative Agent in its sole discretion) such Landlord Lien Waivers and Bailee's Waivers as the Administrative Agent shall request in its sole discretion exercised reasonably.

          (b) Each Obligor shall, and shall cause each other Loan Party and each of its Subsidiaries to use all commercially reasonable efforts to, (i) comply in all material respects with all of their respective obligations under all of their respective Leases now or hereafter held respectively by them with respect to Real Property (other than Non-Material Real Property), including the Leases set forth in Schedule 4.19; (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases; (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; (iv) provide the Administrative Agent with a copy of each notice of default under any Lease received by such Loan Party or any of its Subsidiaries immediately upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by such Loan Party or any of its Subsidiaries under any Lease simultaneously with its delivery of such notice under such Lease; and (v) notify the Administrative Agent at least 14 days prior to the date such Loan Party or any Subsidiary takes possession of, or becomes liable under, any new leased premises or Lease, whichever is earlier.

          Section 7.14.    Hedging Contracts.  Terra Industries and its
                           -----------------
Subsidiaries shall at all times maintain interest rate and natural gas Hedging Contracts, on terms and with counterparties reasonably satisfactory to the Administrative Agent and in accordance with their usual practices over the two year period preceding the date of this Agreement, to provide protection to Terra Industries and its Subsidiaries against fluctuations in interest rates and natural gas prices.

                                 ARTICLE VIII

                              Negative Covenants

          As long as any of the Obligations (in respect of the Advances, interest or fees thereon and expenses related thereto) remain outstanding, without the written consent of the Requisite Lenders (except as provided in Section 12.1), each Obligor agrees with the Lenders and the Administrative Agent that:

          Section 8.1.    Indebtedness.  Terra Industries will not, and will not
                          ------------
permit any of its Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)    the Obligations;

          (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 8.1;

          (c) Capital Lease Obligations and purchase money Indebtedness incurred by Terra Industries or its Subsidiaries to finance the acquisition of Fixed Assets in an aggregate outstanding principal amount not to exceed $10,000,000 at any time; provided, however, that the Capital Expenditure related thereto is otherwise permitted by Section 5.2;

          (d)    Indebtedness arising under a Permitted Sale Leaseback
Transaction;

          (e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b) of this Section 8.1; provided, however, that any such renewal extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to Terra Industries or such Subsidiary, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

          (f)    Intercompany Indebtedness which is a permitted Investment under
     Section 8.3(e).

          (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

          (h) Obligations under Hedging Contracts required by Section 7.14 or as permitted by Section 8.17;

          (i)    unsecured Indebtedness not otherwise permitted under this
Section 8.1 in an aggregate outstanding principal amount not to exceed $5,000,000 at any time;

          (j)    Indebtedness secured by Liens permitted under Section 8.2(i);

          (k) Guarantees by Terra UK of Terra UK Customer Debt; provided that:

                 (i) the aggregate principal amount of such Debt so guaranteed by Terra UK with respect to any customer at any time shall not exceed 50% of the aggregate principal amount of the Terra UK Customer Debt of such customer outstanding at such time; and

                 (ii) the aggregate principal amount of Terra UK Customer Debt guaranteed by Terra UK at any time during any Fiscal Year shall not exceed
     (x) (Pounds)15,000,000 minus (y) the aggregate amount of payments made by Terra UK under all such guarantees during such Fiscal Year;

          (l)    any other Intercompany Indebtedness.

          Section 8.2.    Liens, Etc.  Terra Industries will not, and will not
                          ----------
permit any of its Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a)    Liens created pursuant to the Loan Documents;

          (b)    Liens existing on the date of this Agreement and disclosed on
Schedule 8.2 or expressly permitted by Section 8.3(e) or constituting cash collateral for letters of credit issued by Bank of America N.A. (formerly Nationsbank N.A.) and Rabobank Nederland, each as set forth on Schedule 8.1 (the terms and amount of such cash collateral to be reasonably satisfactory to the Requisite Lenders);

          (c)    Customary Permitted Liens of the Borrower and its Subsidiaries;

          (d) purchase money Liens granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 8.1(c) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

          (e) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (d) of this Section 8.2 without any change in the assets subject to such Lien;

          (f) Liens in favor of lessors, sublessors or licensors under any lease or license otherwise permitted by this Agreement;

          (g)    Liens created pursuant to the Permitted Sale Leaseback
Transaction;

          (h)    Liens not otherwise permitted by the foregoing clauses of this
Section 8.2 securing obligations or other liabilities of any Loan Party; provided, however, that the aggregate outstanding amount of such obligations and liabilities secured by such Liens shall not exceed $1,000,000 at any time;

          (i) Liens which are licenses and sub-licenses granted to Persons that are not Affiliates of Terra Industries or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the business and operations of Terra Industries or any of its Subsidiaries; and

          (j) Liens on property of any of Terra Industries and its Subsidiaries (other than (i) property subject to Liens under the Collateral Documents and (ii) Liens securing Indebtedness of Terra Industries or its Subsidiaries) in favor of Terra Industries or any of its Subsidiaries to secure Intercompany Indebtedness owing to Terra Industries or any of its Subsidiaries.

          Section 8.3.    Investments.  Terra Industries will not, and will not
                          -----------
permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment except:

          (a) Investments existing on the date of this Agreement and disclosed on Schedule 8.3;

          (b) Investments in cash and Cash Equivalents, including those held in bank accounts (but subject to Section 7.12(h)), and which (i) in respect of Terra Industries and Terra Capital Holdings shall not together exceed in aggregate $1,000,000 at any time (provided, however, as long as no Event of Default has occurred and is continuing, such amount shall be increased (but for a period of not more than three consecutive Business Days) to the extent necessary to permit those Restricted Payments to be made that are due and payable and are permitted to be made under Section 8.5(b)) and (ii) which (at any time while Intercompany Indebtedness is outstanding which is owing to Terra Industries or any of its Domestic Subsidiaries by any Subsidiary of Terra Industries that is not a Domestic Subsidiary) shall not be held outside of the United States in an aggregate amount which is in excess of $20,000,000 for more than 5 consecutive Business Days;

          (c) Investments in Accounts, contract rights and Chattel paper, notes receivable and similar items arising or acquired in the ordinary course of business substantially in accordance with the past practice of Terra Industries and its Subsidiaries;

          (d) Investments received in settlement of amounts due to Terra Industries or any of its Subsidiaries effected in the ordinary course of business;

          (e) Investments in Intercompany Indebtedness (i) owing by or to Terra Capital or any of the Terra Capital Guarantors (which are wholly-owned Subsidiaries of Terra Capital) to or from Terra Capital or any of the Terra Capital Guarantors (which are wholly-owned Subsidiaries of Terra Capital), (ii) owing by or to Terra Capital to or from TNLP (provided that, (A) if such Intercompany Indebtedness is owing by TNLP to Terra Capital, such Indebtedness is evidenced by an intercompany promissory note payable to the order of Terra Capital on demand and the obligations thereunder are subordinated to the Obligations and secured by a Lien on the assets of TNLP, which note and security shall be pledged in favor of, and on terms acceptable to, the Administrative Agent and (B) no such Intercompany Indebtedness shall be permitted for the purpose of TNLP or TNCLP making Restricted Payments), (iii) owing by Terra Capital to Terra UK, or by Terra UK to Terra Capital which is incurred in the ordinary course of business, (iv) owing by Terra Capital to the Borrower, or by the Borrower a to Terra Capital which is incurred in the ordinary course of business, or (v) owing by or to Terra UK to or from the Borrower;

          (f) loans or advances to employees of Terra Capital or any of its Subsidiaries in the ordinary course of business (other than for the purposes of acquiring Stock), which loans and advances shall not exceed the aggregate outstanding principal amount of $500,000 at any time;

          (g) Investments (other than Intercompany Indebtedness and Indebtedness which is referred to in clause (f) above) not otherwise permitted hereby in an aggregate outstanding amount not to exceed $1,000,000 at any time;

          (h) Investments by Terra Capital in Common Units purchased after the Restatement Date; provided, however, that the amount of such Common Units shall not in aggregate exceed 500,000 and the purchase price therefor shall not in aggregate exceed $5,000,000 (which Investments shall be included in the financial covenant calculation contained in Section 5.2);

          (i) Investments which are permitted Indebtedness under Sections 8.1(a), (b), (c), (d), (e), (g), (h), (i), (j), or (k);

          (j) Investments to match employee-directed funds under the Deferred Supplemental Savings Plan;

          (k) Investments which are non-cash Investments in Capital Stock which are necessary (and only to the extent necessary) to effect the Anticipated Corporate Reorganization;

          (l) Equity Investments by (i) Terra Industries or any of its wholly-owned Domestic Subsidiaries in any of its respective (directly) wholly-owned Domestic Subsidiaries which is a Terra Capital Guarantor, (ii) by TNCLP or any of its wholly-owned Domestic Subsidiaries in any of its respective (directly) wholly-owned Domestic Subsidiaries which is a Borrower or Guarantor in respect of the Obligations of TNLP, (iii) by the Borrower or any of its wholly-owned Subsidiaries (which is incorporated in Canada) in any of its respective (directly) wholly-owned Subsidiaries (which is incorporated in Canada) which is a Guarantor in respect of the Obligations of the Borrower or
(iv) by Terra UK or any of its wholly-owned Subsidiaries (which is incorporated in England and Wales) in any of its respective (directly) wholly-owned Subsidiaries (which is incorporated in England and Wales) which is a Guarantor in respect of the Obligations of Terra UK;

          (m) Investments by Terra Industries or its Subsidiaries in any joint venture with any Person which (i) are cash Investments (to the extent permitted under Section 5.2) and (ii) are not cash Investments (to the extent permitted under Section 8.4(g)); and

          (n) Investments by Terra Industries and its Subsidiaries in Terra Industries or any of its Subsidiaries.

          Section 8.4.    Sale of Assets.  Terra Industries will not, and will
                          --------------
not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

          (a) the sale or disposition in the ordinary course of business of Inventory, Cash Equivalents and precious metals recovered from spent catalysts;

          (b) the sale or disposition of Equipment which has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such equipment disposed of in any Fiscal Year shall not exceed $10,000,000;

          (c) the lease or sublease of Real Property or personal property which does not constitute a sale and leaseback, other than the Permitted Sale and Leaseback;

          (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

          (e) any sale or disposition of Inventory or Equipment (i) among Terra Capital and any wholly-owned Domestic Subsidiary of Terra Capital which is a Terra Capital Guarantor, (ii) among TNCLP, TNLP and any wholly-owned Domestic Subsidiary of TNCLP which is a Guarantor in respect of the Obligations of TNLP,
(iii) among Terra UK and any wholly-owned Subsidiary of Terra UK (which is incorporated in England and Wales) which is a Guarantor in respect of the Obligations of Terra UK, (iv) among the Borrower and any wholly-owned Subsidiary of the Borrower (which is incorporated in Canada) which is a Guarantor in respect of the Obligations of the Borrower, (v) by Terra Industries or one of its wholly-owned

Domestic Subsidiaries to TNCLP or one of its wholly-owned Domestic Subsidiaries so long as (in the case of this clause (v)) the consideration is paid in cash to such transferor for all such assets in an amount not less than the Fair Market Value thereof or (vi) by Terra Industries or its Subsidiaries (except TNCLP or any of its Subsidiaries) to its Affiliates so long as (in the case of this clause (vi)) the consideration is paid in cash to such transferor for all such assets in an amount not less than the Fair Market Value thereof;

          (f)    the Permitted Sale Leaseback Transaction;

          (g) any other Asset Sales (including any disposition of assets to a joint venture by Terra Industries or its Subsidiaries) the aggregate Fair Market Value of which, shall not at any time exceed $5,000,000; and

          (h) additional Asset Sales by Terra Industries and its Subsidiaries (other than in respect of (i) property subject to Liens under the Security Documents and (ii) property subject to Liens securing Indebtedness of Terra Industries or such Subsidiary) to Terra Industries or any of its Subsidiaries.

          Section 8.5.    Restricted Payments.  Terra Industries will not and it
                          -------------------
will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except:

          (a) Restricted Payments by any Subsidiary of Terra Capital to Terra Capital or any Subsidiary of Terra Capital;

          (b) cash dividends on the Stock of Terra Capital to Terra Capital Holdings and on the Stock of Terra Capital Holdings to Terra Industries, paid and declared in any Fiscal Year solely for the purpose of funding the following:

                 (i) ordinary operating expenses and scheduled debt service of Terra Industries (including in respect of the Indentures) not in excess of $40,000,000 in any Fiscal Year and payments by Terra Industries of the foregoing;

                 (ii) payments by Terra Industries in respect of foreign, federal, state or local taxes owing by Terra Industries in respect of Terra Capital and its Subsidiaries, but not greater than the amount that would be payable by Terra Capital, on a consolidated basis, if Terra Capital were the taxpayer; and

                 (iii) payments (net of cash in-flows) by Terra Industries to finance discontinued operations not exceeding $5,000,000 in any Fiscal year;

provided, however, that the Restricted Payments described in clause (b) above shall not be permitted if either (A) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (B) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Loan Parties or any of their respective Subsidiaries;

          (c) TNCLP Minority Interest Payments provided, however, that such Restricted Payments shall not be permitted if (i) any Intercompany Indebtedness is outstanding and owing by TNCLP or by TNLP, (ii) an Event of Default or Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom or (iii) such Restricted Payment is prohibited under the terms of any Indebtedness (other than the Obligations) of the Loan Parties or any of their respective Subsidiaries;

          (d)    Restricted Payments permitted under Section 8.3(h); and

          (e) any other Restricted Payment to Terra Industries by any Subsidiary of Terra Industries.

          Section 8.6.    Restriction on Fundamental Changes.  Except pursuant
                          ----------------------------------
to an Anticipated Corporate Reorganization Transaction, Terra Industries will not, and will not permit any of its Material Subsidiaries to, (a) merge with any Person, (b) consolidate with any Person, (c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) except as permitted by Section 8.3(m), enter into any joint venture or partnership with any Person or (f) acquire or (unless, after giving effect thereto, Terra Industries and the Obligors are in compliance with Sections 7.11 and 8.3(l)) create any Subsidiary; provided, however, that any Loan Party may merge or be consolidated with any of its wholly-owned Subsidiaries but only if
(i) such Loan Party is the surviving entity and no Material Adverse Change, Default or Event of Default would result from such merger or consolidation and
(ii) all parties to such merger or consolidation are incorporated solely in either the United States (or any state or subdivision thereof), Canada or England and Wales (as the case may be).

          Section 8.7.    Change in Nature of Business. (a) Terra Industries
                          ----------------------------
will not, and will not permit any of its Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof; (b) each of Terra Industries and Terra Capital Holdings will at no time own any property other than Investments in its Subsidiaries which are its Subsidiaries at the date hereof, cash and Cash Equivalents (to the extent permitted under Section 8.3), other property incidental to its business as a holding company or necessary to the performance of its obligations under the Management Agreements, and (c) Terra Industries shall ensure that TNCLP will at no time own any property other than ownership interests in TNLP, cash and other property incidental to its business as a holding company.

          Section 8.8.    Transactions with Affiliates.  Terra Industries will
                          ----------------------------
not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in any of its Affiliates which is not its Subsidiary; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any of its Affiliates which is not its Subsidiary; (c) merge into or consolidate with or purchase or acquire assets from any of its Affiliates which is not its Subsidiary; (d) repay any Indebtedness to any of its Affiliates which is not its Subsidiary; or (e) enter into any other transaction directly or indirectly with or for the benefit of any of its Affiliates which is not its Subsidiary (including guarantees and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to it as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation or fees to officers or directors of Terra Industries or any of its Subsidiaries commensurate with current compensation levels.

          Section 8.9.    Restrictions on Subsidiary Distributions; No New
                          ------------------------------------------------
Negative Pledge. Other than pursuant to the Loan Documents and any agreements
---------------
governing any purchase
money Indebtedness or Capital Lease Obligations permitted by clause (b), (c), or
(e) of Section 8.1(in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) or in connection with an Asset Sale which is permitted under Section 8.4 (in respect only of the assets subject thereto) or pursuant to customary anti-assignment provisions contained in leases or licenses permitted under this Agreement or as otherwise contained, at the date hereof, in the Indentures, Terra Industries will not, and will not permit any of its Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, Terra Industries or any other Subsidiary of Terra Industries or (b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Obligors or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

          Section 8.10.    Modification of Constituent Documents.  Terra
                           -------------------------------------
Industries will not, and will not permit any of its Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which (i) do not materially and adversely affect the rights and privileges of Terra Industries or any of its Subsidiaries, or the interests of the Administrative Agent, the Lenders and the Issuers under the Loan Documents or in the Collateral or (ii) are compulsory under any applicable Requirement of Law or to comply with the mandatory requirements of any stock exchange on which Terra Industries or any of its Subsidiaries are listed.

        Section 8.11.      Modification of Material Documents.  Terra Industries
                           ----------------------------------
will not, and will not permit any of its Subsidiaries to, (a) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of any Material Document (except for modifications which do not materially and adversely affect the rights and privileges of Terra Industries or any of its Subsidiaries under such Material Document, or the interests of the Secured Parties under the Loan Documents or in the Collateral) or (b) permit any material breach or default to exist under any Material Document or take or fail to take any action thereunder, without the prior consent of the Requisite Lenders, which consent shall not be unreasonably withheld.

          Section 8.12.    Subordinated Debt.  Terra Industries will not, and
                           -----------------
will not permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Subordinated Debt (other than Intercompany Indebtedness), in each case except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Debt, or amend in any manner materially adverse to the interests of the Lenders and the Issuers the documentation creating or evidencing such Subordinated Debt.

          Section 8.13.    Accounting Changes; Fiscal Year.  Terra Industries
                           ------------------
will not, and will not permit any of its Subsidiaries to, change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

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

          Section 8.14.    Margin Regulations.  The Obligors will not, and will
                           ------------------
not permit any of their Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

          Section 8.15.    Operating Leases; Sale/Leasebacks.
                           ---------------------------------

          (a) Terra Industries will not, and will not permit any of its Material Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease (other than in connection with the Permitted Sale Leaseback Transaction), unless (i) the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $5,000,000 in any Fiscal Year or (ii) in respect of, or in replacement (upon substantially equivalent terms) of, operating leases existing at the date of this Agreement and disclosed in the consolidated financial statements (including the footnotes thereto) of Terra Industries and its Subsidiaries for the Fiscal Year ended December 31, 1999.

          (b) Except for the Permitted Sale Leaseback Transaction, Terra Industries will not, and will not permit any of its Material Subsidiaries to, enter into any sale and leaseback transaction.

          Section 8.16.    Cancellation of Indebtedness Owed.  Terra Industries
                           ---------------------------------
will not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except (i) in the ordinary course of business consistent with past practice, (ii) Investments permitted by Section 8.3(d), or (iii) in an aggregate amount not exceeding $1,000,000.

          Section 8.17.    No Speculative Transactions.  Terra Industries will
                           ---------------------------
not and will not permit any of its Material Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except as required by Section 7.14 or for the sole purpose of hedging in the normal course of business and consistent with industry practices.

          Section 8.18.    Compliance with ERISA and Foreign Plans.  Terra
                           ---------------------------------------
Industries will not, and will not permit any of its Material Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or
Section 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect or (c) breach any Requirement of Law or obligations pertaining to any Foreign Plan that would have a Material Adverse Effect.

          Section 8.19.    Environmental.  Terra Industries will not, and will
                           -------------
not permit any of its Subsidiaries to, dispose of any Contaminant in violation of any Environmental Law; provided, however, that the Loan Parties shall not be deemed in violation of this Section 8.19 if, as the consequence of all such disposals, such Loan Party could not reasonably be expected to incur Environmental Liabilities and Costs in excess of $1,000,000.

          Section 8.20.    Payments to Minority Interests.  Terra Industries
                           ------------------------------
shall not pay or cause to be paid, or permit any of its Subsidiaries to pay or cause to be paid, to any holder of a minority interest any amount (including any TNCLP Minority Interest Payment) with respect to such minority interest in excess of the amount to which such holder is legally entitled, unless Terra Industries or such Subsidiary simultaneously receives payment in an amount equal to or greater than its ratable share of the amount of the related distribution (determined in accordance with the respective interests then held by Terra Industries and such Subsidiary, on the one hand, and such holder, on the other); provided, however, that the purchase of Common Units permitted by Section 8.3(h) will not constitute a breach of this Section 8.20.

                                  ARTICLE IX

                    Events of Default and Events of Failure

          Section 9.1.    Events of Default.  Each of the following events shall
                          -----------------
be an Event of Default:

          (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or

          (b) The Borrower shall fail to pay any interest on any Advance, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of five Business Days after the due date therefor; or

          (c) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (d) Terra Industries shall fail to pay or perform its obligations under the Loan Purchase Agreement; or

          (e) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Article V, Sections 6.1(a) through (e) and
(g), 6.2, 7.1, 7.6, 7.11 or 7.12 or Article VIII (except Section 8.19) or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

          (f) (i) Terra Industries or any of its Subsidiaries shall fail to make any payment on any Indebtedness (other than the Obligations) of Terra Industries or any such Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $10,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (g) Terra Industries or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Terra Industries or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts or any similar relief under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, administrative receiver, liquidator, provisional liquidator, administrator, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Terra Industries or any of its Material Subsidiaries (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or Terra Industries or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (h) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $10,000,000 (in the case of a money judgment), or which would have a Material Adverse Effect (in the case of a non-money judgment) to the extent not covered by insurance shall be rendered against one or more of Terra Industries and its Subsidiaries and shall remain unpaid and either (i) enforcement proceedings shall have been commenced and be continuing by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (unless during such period such judgment or order shall have been vacated, satisfied, discharged or bonded pending appeal); or

          (i) an ERISA Event shall occur or there shall be asserted against the Borrower or any of its Subsidiaries any claim or liability in respect of any Foreign Plan which is reasonably likely to have a Material Adverse Effect or the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $1,000,000 in the aggregate; or

          (j) any material provision (as determined by the Administrative Agent) of any Collateral Document or any Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on any Loan Party thereto, or any Loan Party shall so state in writing; or

          (k) any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be covered thereby or except as permitted by the Loan Documents, such Lien shall cease to be a perfected and first priority Lien or any Loan Party shall so state in writing; or

          (l)    there shall occur any Change of Control; or

          (m) there shall have been asserted (in any action, suit, proceeding or investigation) against Terra Industries or any of its Subsidiaries any violation or liability under any Environmental Law that, in the judgment of the Requisite Lenders, is reasonably likely to be determined adversely to Terra Industries or any of its Subsidiaries, and (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (after taking into account any contribution in respect thereof that is reasonably expected to be paid by other creditworthy Persons); or

          (n) one or more of Terra Industries and its Subsidiaries shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of Terra Industries and its Subsidiaries based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Terra Industries and its Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of $1,000,000 in the aggregate (unless the foregoing is reasonably being appealed by Terra Industries or its Subsidiaries and has been bonded pending appeal); or

          (o) any Event of Default (as defined in the Revolving and Term Credit Agreement) shall have occurred and be continuing; or

          (p) An Event of Failure has occurred and remains uncured for a period of five (5) consecutive Business Days.

          Section 9.2.    Remedies.  During the continuance of any Event of
                          --------
Default, the Administrative Agent may, and shall at the request of the Requisite Lenders, by notice to the Borrower declare the Advances, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(g) above (except to the extent that such Event of Default has occurred in respect of Terra Industries and/or Terra Capital Holdings) or upon acceleration of the Obligations under the Revolving and Term Credit Facility, the Advances, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, the Administrative Agent may instruct the Collateral Agent, on behalf of the Secured Parties, to exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

          Section 9.3.    Rescission.  If at any time after acceleration of the
                          ----------
maturity of the Advances, the Borrower shall pay all arrears of interest and all payments on account of principal of the Advances which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Advances due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 11.1, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          Section 9.4.    Events of Failure.  If Terra Industries or any of its
                          -----------------
Subsidiaries (a) receives Net Cash Proceeds in excess of $5,000,000 as a result of (i) an Asset Sale, (ii) a Debt Issuance, or (iii) an insured loss or casualty event, other than proceeds in respect of business interruption, and (b) (x) fails, within five Business Days thereof, to cause 100% of such Net Cash Proceeds arising therefrom to be applied in accordance with Section 2.9 of the Revolving and Term Credit Agreement or (y) following application of such Net Cash Proceeds in accordance with Section 2.9 of the Revolving and

Term Credit Agreement, there is a portion of such Net Cash Proceeds remaining, then such circumstances will constitute an event of failure under this Agreement (each an "Event of Failure"); provided, however, that in the case of clause
(b)(y), if the Borrower applies such remaining portion in full in prepayment of the Advances under Section 2.4 of this Agreement, the Event of Failure shall be cured.

                                   ARTICLE X

                                 The Guarantee

          Section 10.1.    The Guarantee.  The Guarantors hereby jointly and
                           -------------
severally guarantee to each Lender, the Administrative Agent, the Collateral Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to, and the Notes held by each Lender of, the Borrower and all other Obligations from time to time owing to the Lenders or the Administrative Agent or any other person by the Borrower under this Agreement, the Notes and any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          Section 10.2.    Obligations Unconditional.
                           -------------------------

          (a) The obligations of the Guarantors under Section 10.1 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 10.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances.

          (b) Without limiting the generality of the foregoing clause (a), it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

                 (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                 (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          Section 10.3.    Reinstatement.  The obligations of the Guarantors
                           -------------
under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          Section 10.4.    Subrogation.  Until the Guaranteed Obligations have
                           -----------
been irrevocably paid in full and the Revolving Credit Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Lenders or the Administrative Agent or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Agreement or by any payment made by any Guarantor in respect of the Guarantied Obligations.

          Section 10.5.    Remedies.  The Guarantors jointly and severally
                           --------
agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article IX (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article IX) for purposes of Section 10.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 10.1.

          Section 10.6.    Instrument for the Payment of Money.  Each Guarantor
                           -----------------------------------
hereby acknowledges that the guarantee in this Article X constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its

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

sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          Section 10.7.    Continuing Guarantee.  The guarantee in this
                           --------------------
Article X is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          Section 10.8.    Rights of Contribution.  Provided that all actual and
                           ----------------------
contingent Obligations of the Loan Parties have been irrevocably paid in full and the Revolving Credit Commitments are no longer outstanding, the Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Portion (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 10.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article X and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 10.8, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Portion of such Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Portion of such Guaranteed Obligations and (iii) "Pro Rata Portion" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Company and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder) of the Company and all of the Subsidiary Guarantors, all as of the Restatement Date. If any Subsidiary becomes a Subsidiary Guarantor hereunder subsequent to the Restatement Date, then for purposes of this Section 10.8 such subsequent Subsidiary Guarantor shall be deemed to have been a Subsidiary Guarantor as of the Restatement Date and the aggregate present fair saleable value of the properties, and the amount of the debts and liabilities, of such Subsidiary Guarantor as of the Restatement Date shall be deemed to be equal to such value and amount on the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          Section 10.9.    General Limitation on Guarantee Obligations.  In
                           -------------------------------------------
any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 10.1 would otherwise, taking into account the provisions of Section 10.8, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said
Section 10.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding

                                  ARTICLE XI

                            The Administrative Agent

          Section 11.1.    Authorization and Action.
                           ------------------------
          (a) Each Lender hereby appoints Citibank as the Administrative Agent hereunder and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and that under the Collateral Documents the Administrative Agent is acting as agent for the Lenders and the other Secured Parties.

          (b) As to any matters not expressly provided for by this Agreement, the Intercreditor Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

          (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.

          Section 11.2.    Administrative Agent's Reliance, Etc.  Neither the
                           ------------------------------------
Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 12.2; (b) may rely on the Register to the extent set forth in Section 12.2(c); (c) may consult with legal counsel (including counsel to the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of Terra Industries or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

          Section 11.3.    The Administrative Agent Individually.  With respect
                           -------------------------------------
to its Ratable Portion, Citibank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders", "Required Lenders", "Requisite Lenders," "Requisite Current Asset Lenders," or "Requisite Fixed Asset Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of such class of Lenders. Citibank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent. The term "Lenders" where used in this
Article XI and Article XII shall include the Lenders hereunder and the Lenders as defined in the Revolving and Term Credit Agreement.

          Section 11.4.    Lender Credit Decision.  Each Lender acknowledges
                           ----------------------
that it shall, independently and without reliance upon the Administrative Agent or its Affiliates or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrower and each other Loan Party in connection with the making, assignment and continuance of the Advances. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or its Affiliates or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          Section 11.5.    Indemnification.  Each Lender agrees to indemnify the
                           ---------------
Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrower), from and against such Lender's aggregate Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this

Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or another Loan Party.

          Section 11.6.    Successor and Co-Administrative Agents.  (a) Subject
                           --------------------------------------
to clause (b) below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent selected from among the Lenders. Each such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default);
(b) Notwithstanding clause (a) above, the Administrative Agent may at any time appoint any Affiliate (or Affiliates) of the Administrative Agent each as (i) a successor Administrative Agent in the event that the Administrative Agent wishes to retire as Administrative Agent or (ii) (in connection with the performance and exercise of its rights and obligations under the Loan Documents) as co-Administrative Agent, which appointment and (if relevant) resignation shall be effective upon the Administrative Agent giving written notice thereof to the Lenders and the Borrowers. Any such appointment and/or resignation under this clause (b) shall not require the consent of any Lender or Borrower. (c) Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent or co-Administrative Agent pursuant to clauses (a) or (b) above, each such successor Administrative Agent shall succeed to, and each such co-Administrative Agent shall accede to, and become vested with all the rights, powers, privileges and duties of the retiring or remaining Administrative Agent, and in the case of a retiring Administrative Agent, such Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall continue to have the benefit of this Article XI as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          Section 11.7.    Concerning the Collateral and the Collateral
                           --------------------------------------------
Documents. (a)    Each Lender agrees that (subject to the provisions of the
---------
Intercreditor Agreement) any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement or the Intercreditor Agreement, a greater or different proportion or combination of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater or different proportion or combination) of

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the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and other Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver the Intercreditor Agreement and each Loan Document and accept delivery of each such agreement delivered by Terra Industries or any of its Subsidiaries; (iii) appoint Citibank as Collateral Agent under the Intercreditor Agreement to act as collateral agent for the Lenders and the other Secured Parties for purposes of executing and delivering each Collateral Document and the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to Terra Industries' and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender;
(iv) except as provided in the Intercreditor Agreement with respect to the Collateral Agent manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of the Intercreditor Agreement or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders and the other Secured Parties and direct the Collateral Agent in accordance with the terms hereof and of the Intercreditor Agreement with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

          (b) Each of the Lenders hereby directs, in accordance with the terms hereof, the Administrative Agent to release or to instruct the Collateral Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Lenders:

                 (i) against all of the Collateral, upon termination of the Commitments and payment and satisfaction in full of all Advances and all other Obligations which have matured and which the Administrative Agent has been notified in writing are then due and payable;

                 (ii) against any assets that are subject to a Lien permitted by Section 8.2(d), (e) or (g);

                 (iii) against any part of the Collateral sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) or, if not pursuant to such sale or disposition, if such release is consented to by all the Lenders; and

                 (iv) against any cash collateral to the extent permitted under Section 7.12.

Each of the Lenders hereby directs the Administrative Agent to instruct the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 11.7 promptly upon the effectiveness of any such release.

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

          Section 11.8.    Collateral Matters Relating to Related Obligations.
                           --------------------------------------------------
The benefit of the Loan Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation which arises under any Hedging Contract or which is otherwise owed to Persons other than the Administrative Agent and the Lenders (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Secured Parties, that (i) the Related Obligations shall be entitled to the benefit of the Loan Documents and the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations but the Administrative Agent is otherwise acting solely as agent for the Lenders and the Issuers and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations; (ii) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement, the Intercreditor Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation; and (iii) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement, the Intercreditor Agreement and the other Loan Documents, by the Administrative Agent and the Requisite Lenders (or, where required by the express terms of this Agreement or the Intercreditor Agreement, a greater or different proportion or combination of the Lenders), each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Advances and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby; and
(iv) no holder of Related Obligations and no other Secured Party (except the Administrative Agent and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Loan Documents; and (v) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 12.6

          Section 11.9.    Other Agents.  Each party acknowledges that the
                           ------------
Person (except in its capacity as a Lender) designated as "Documentation Agent" and the Arranger shall in each case have no liability hereunder. In the event that the Person identified as "Documentation Agent" shall not become a Lender within 30 days of the Closing Date, such Person shall cease to be the Documentation Agent and its title as such shall be removed from the cover of this Agreement.

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                                  ARTICLE XII

                                 Miscellaneous

          Section 12.1.    Amendments, Waivers, Etc.
                           ------------------------
          (a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the relevant Lenders referred to below, in addition to (except as provided in clause (ix) below) the Requisite Lenders, do any of the following:

                 (i) waive any of the conditions specified in Article III (with consent of each Lender) except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

                 (ii) subject any Lender to any additional obligations (without the consent of each such Lender);

                 (iii) extend the scheduled final maturity of the Advances, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (without the consent of each Lender directly affected thereby);

                 (iv) reduce the principal amount of any Advance (other than by the payment or prepayment thereof without the consent of each Lender directly affected thereby);

                 (v) reduce the rate of interest on any Advance or any fee payable hereunder (without the consent of each Lender directly affected thereby);

                 (vi) postpone any scheduled date fixed for payment of such interest or fees (without the consent of each Lender directly affected thereby);

                 (vii) change the Pro Rata Share of the Lenders or the number or percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder (without the consent of each Lender, other than the Guaranteed Fixed Asset Lender);

                 (viii) (without limiting Section 7.12) release a substantial portion of Collateral except as provided in Section 11.7(b) or release any Guarantor from its obligations under its Guaranty except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement without the consent of each Lender (other than the Guaranteed Fixed Asset Lender)); or

                 (ix) consent to any Asset Sale not expressly permitted under this Agreement (x) where such Asset Sale is in respect of Current Assets, without the consent of the Requisite Current Asset Lenders only and (y) where such Asset Sale is in respect of Fixed Assets, without the consent of the Requisite Fixed Asset Lenders only (provided, however, that any Asset Sale which would result in the Term Loans being repaid in full shall only require the consent of the Requisite Lenders);

                 (x) amend Section 11.7(b) or this Section 12.1 or the definition of the terms "Required Lenders," "Requisite Lenders," "Requisite Current Asset Lenders," "Requisite Fixed Asset Lenders" or "Pro Rata Share" without the consent of each Lender affected thereby;

and provided, further, (A) that any modification of the application of payments to the Advances pursuant to Section 2.8 or the Intercreditor Agreement shall require the consent of the Requisite Current Asset Lenders and (B) that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

          (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances.

          (c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of Lenders in addition to the Requisite Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 12.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Advances of such Non-Consenting Lender for an amount equal to the principal balance of all Advances held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

          Section 12.2.    Assignments and Participations.
                           ------------------------------

          (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Advances; provided, however, that (i) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than (in an aggregate amount of the Advances and the Revolving Credit Outstandings (and/or Revolving Credit Commitments, as the case may be) $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Borrower and the Administrative Agent or (B) if such assignment is being

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

made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); provided, however, that, notwithstanding any other provision of this Section 12.2, the consent of the Borrower shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing. Any such assignment shall be ratable as between the Advances and the Revolving Credit Facility under the Revolving and Term Credit Agreement.

          (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Advances are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations to the extent corresponding thereto under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

          (c) The Administrative Agent shall maintain at its address referred to in Section 12.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and principal amount of the Advances owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B.

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

          (e)    In addition to the other assignment rights provided in this
Section 12.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Advances) to (i) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent and (ii) any trustee for the benefit of the holders of such Lender's Securities; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

          (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Advances). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 11.7(b). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.7(c), (e) and (f) and 2.9 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrower shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.7(c), (e) or (f) or 2.9, any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

          Section 12.3.    Costs and Expenses.
                           ------------------
          (a) The Borrower agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable and documented out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable and documented fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP and Canadian counsel and additional local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) reasonably incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of Terra Industries and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of Terra Industries and its Subsidiaries, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making or assignment of the Advances hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable and documented fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Advances, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of Terra Industries' Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of Terra Industries' Subsidiaries, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

          (b) The Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders upon demand for all reasonable and documented out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of Terra Industries' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through
(iii) above.

          Section 12.4.    Indemnities.
                           -----------
          (a) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable and documented fees and disbursements of counsel to any such Indemnitee, but excluding taxes (other than those covenanted to be paid by the Borrowers under this Agreement) imposed on or measured by the Indemnitee's net income and franchise taxes, imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Indemnitee is organized or in which its principal office or Applicable Lending Office is located) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or in contract, tort or otherwise, relating to or arising out of this Agreement, any other

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

Loan Document, any Obligation or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Advances or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"). Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of Terra Industries or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning Terra Industries or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien in respect of any assets or properties of Terra Industries and its Subsidiaries; (iv) any costs or liabilities incurred in connection with any other matter concerning Terra Industries or any of its Subsidiaries under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to Terra Industries or any of its Subsidiaries, or the owner, lessee or operator of any property of Terra Industries or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Administrative Agent, any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to Terra Industries or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent or such Lender, provided, however, that the Borrower shall not have any obligation under this Section 12.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

          (b) The Borrower shall indemnify the Administrative Agent and the Lenders for, and hold the Administrative Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

          (c) The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 12.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          Section 12.5.    Limitation of Liability.   The Borrower agrees that
                           -----------------------
no Indemnitee shall (except for breach by such Indemnitee of its obligations under this Agreement and the other Loan Documents) have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Obligor hereby waives, releases

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

and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 12.6.    Right of Set-off.  Upon the occurrence and during the
                           ----------------
continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of each Obligor against any and all of the Obligations of such Obligor now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the applicable Obligor after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 12.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

          Section 12.7.    Notices, Etc.  All notices, demands, requests and
                           ------------
other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

          (a)     if to any Loan Party:

                  care of Terra Industries, Inc.,
                  600 Fourth Street
                  Sioux City, Iowa  51102
                  Attention:  Francis G. Meyer, Senior Vice President and
                              Chief Financial Officer
                  Telecopy no:  (712) 279-8703

          (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

          (c)     if to the Administrative Agent:
                  (i) (for collateral and administrative matters)

                  Citibank, N.A.
                  399 Park Avenue
                  New York, New York  10043
                  Attention:  Suzanne Crymes
                  Telecopy No. (212) 793-1290

                  with a copy to (for collateral monitoring):

                  Citibank, N.A.
                  399 Park Avenue
                  New York, New York  10043
                  Attention:  Hien Nugent
                  Telecopy No. (212) 793-4806

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

                  And
                  (ii) (in relation to Advances)

                  Citibank, N.A.
                  2 Penns Way
                  Suite 200
                  New Castle, Delaware  19720
                  Attention:  Annemarie Pavco
                  Telecopy no:  (302) 894-6120

                  with a copy to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York 10153-0119
                  Attention:  Daniel S. Dokos, Esq.
                  Telecopy no: (212) 310-8007

or at such other address as shall be notified in writing (i) in the case of the Loan Parties and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrower and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent.

          Section 12.8.    No Waiver; Remedies.  No failure on the part of any
                           -------------------
Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 12.9.    Binding Effect.  This Agreement shall become
                           --------------
effective when it shall have been executed by the Obligors and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Obligors, the Administrative Agent and each Lender and their respective successors and assigns, except that the Obligors shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          Section 12.10.    Governing Law.  This Agreement and the rights and
                            -------------
obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 12.11.    Submission to Jurisdiction; Service of Process.
                            ----------------------------------------------
          (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Obligor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Borrower and Terra UK each hereby irrevocably designates, appoints and empowers Terra Industries (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Borrower and/or Terra UK (as applicable) in care of the Process Agent at the Process Agent's above address, and the Borrower and Terra UK hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Borrower and Terra UK each irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or the Borrower and/or Terra UK (as applicable) at its address specified in Section 11.8. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each other Obligor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Obligor at its address specified in Section 12.8. Each such Obligor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this Section 12.11 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Obligors or any other Loan Party in any other jurisdiction.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          Section 12.12.    Waiver of Jury Trial.  Each of the Administrative
                            --------------------
Agent, the Lenders and the Obligors irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

          Section 12.13.    No Immunity.  To the extent that the Borrower or
                            -----------
Terra UK may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement, the Notes or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its respective obligations under this Agreement, the Notes or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower and Terra UK each hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

          Section 12.14.    Judgment Currency.  This is an international loan
                            -----------------
transaction in which the specification of Dollars is of the essence, and Dollars shall in each instance be the currency of account and payment in all instances. A payment obligation in Dollars hereunder shall not be discharged by an amount paid in another currency (the "Other Currency"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Lenders of the full amount of Dollars payable to the Administrative Agent, the Collateral Agent and the Lenders under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase U.S. Dollars in New York, New York with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent, the Collateral Agent and the Lenders hereunder or under any other Loan Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, the Collateral Agent or any Lender of any sum adjudged to be due hereunder in the Other Currency the Administrative Agent may in accordance with normal banking procedures purchase Dollars with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Administrative Agent, the Collateral Agent and the Lenders against, and to pay the Administrative Agent and Lenders on demand, in Dollars, the amount (if any) by which the sum originally due to the Administrative Agent, the Collateral Agent and the Lenders in Dollars hereunder exceeds the amount of the Other Currency so purchased.

          Section 12.15.    Marshaling; Payments Set Aside.  None of the
                            ------------------------------
Administrative Agent or any Lender shall be under any obligation to marshal any assets in favor of the Obligors or any other party or against or in payment of any or all of the Obligations. To the extent that the Obligors make a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          Section 12.16.    Section Titles.  The Section titles contained in
                            --------------
this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

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

          Section 12.17.    Execution in Counterparts.  This Agreement may be
                            -------------------------
executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

          Section 12.18.    Entire Agreement.  This Agreement, together with
                            ----------------
all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 12.19.    Confidentiality.  Each Lender and the
                            ---------------
Administrative Agent (a) agrees to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and (b) agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrower, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 12.19.

          Section 12.20.    Refund of Tax Credits.  If:
                            ---------------------
          (a) Terra UK makes a payment under Section 2.9(a) (a "Tax Payment") in respect of a payment to a Lender or the Administrative Agent under this agreement; and

          (b) that Lender or the Administrative Agent determines in its discretion that it has obtained a refund of tax or obtained and used a credit against tax on its overall net income (a "Tax Credit") which that Lender or as appropriate the Administrative Agent in its discretion is able to identify as attributable to that Tax Payment, then if it can do so without any adverse consequences for that Lender or if applicable the Administrative Agent, that Lender or if applicable the Administrative Agent shall reimburse Terra UK such amount as that Lender or if applicable the Administrative Agent determines to be such proportion of that Tax Credit as will leave that lender or if applicable the Administrative Agent (after that reimbursement) in no better or worse position in respect of its overall tax liabilities that it would have been in if no Tax Payment had been required. A Lender or where applicable the Administrative Agent shall have an absolute discretion as to whether to claim any Tax Credit (and, if it does claim, the extent order and manner in which it does so). Neither the Lender nor the Administrative Agent should be obliged to disclose any of its tax affairs or computations to Terra UK or any other Loan Party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              THE BORROWER
                              ------------


                              TERRA INTERNATIONAL (CANADA) INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              GUARANTORS
                              ----------

                              TERRA INDUSTRIES INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Senior Vice President

                              TERRA CAPITAL HOLDINGS, INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              TERRA CAPITAL, INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              TERRA NITROGEN CORPORATION


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              TERRA INTERNATIONAL, INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Senior Vice President

                              TERRA METHANOL CORPORATION


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              BMC HOLDINGS, INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              BEAUMONT HOLDINGS CORPORATION


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              TERRA NITROGEN (U.K.) LIMITED


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Secretary


                              TERRA NITROGEN, LIMITED PARTNERSHIP


                              By:  Terra Nitrogen Corporation, its General
                                   Partner


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              BEAUMONT METHANOL, LIMITED PARTNERSHIP


                              By:  TERRA METHANOL CORPORATION, as


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              BEAUMONT AMMONIA, INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              PORT NEAL CORPORATION


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              TERRA INTERNATIONAL (OKLAHOMA) INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Corporate Secretary

                              TERRA (U.K.) HOLDINGS, INC.


                              By:  /S/ George H. Valentine
                                 -----------------------------------
                                       Title:  Vice President

                              THE ADMINISTRATIVE AGENT
                              ------------------------

                              CITIBANK, N.A.


                              By:  /S/ Suzanne A. Crymes
                                 -----------------------------------
                                       Title:  Vice President

                              THE LENDERS
                              -----------

                              CITIBANK, N.A.


                              By:  /S/ Suzanne A. Crymes
                                 -----------------------------------
                                       Title:  Vice President

                                  SCHEDULE I

             APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES
             ----------------------------------------------------



1.  Citibank, N.A.

    Domestic Lending Office:

    2 Penns Way
    Suite 200
    New Castle, Delaware 19720
    Attn: Annemarie Pavco
    Telecopy: 302 894 6120]